Exhibit 10.16

LEASE AGREEMENT

THIS INSTRUMENT, DATED AS OF December 1, 2008 is a one (1) year lease agreement between BORDEN & REMINGTON FALL RIVER LLC hereinafter referred to as “Landlord”, a Massachusetts limited liability company, with a mailing address of 63 Water Street, Fall River, Massachusetts 02721 and TPI COMPOSITES, INC. hereinafter referred to as “Tenant”, a Delaware corporation, with a mailing address of 373 Market Street, Warren, RI 02885.

1.	PREMISES	Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, approximately 45,000 square feet on the first floor (the “Premises”) of the building known as Building #2 in the complex shown on the plan attached hereto as Exhibit A and incorporated herein, upon and subject to the terms and conditions of this Agreement.

Tenant acknowledges that it has inspected the Premises and accepts same in its “as is” condition with the exception of the garage door on the north said of the building. Landlord agrees to install at Tenant’s expense, a 20 foot by 16 foot garage door in a position to be agreed upon by both Landlord and Tenant. Upon completion of this installation, Landlord will present Tenant with the installation, Landlord will present Tenant with the installation invoice.

2.	TERM:	This Agreement shall be a ONE (1) YEAR LEASE AGREEMENT commencing on December 15, 2008 provided that Landlord shall have the right to terminate this Agreement immediately upon written notice equal to but not less than ten (10) business days to Tenant upon Tenant’s failure to pay rent, as hereinafter required, or as a result of Tenant’s failure to perform any of its other obligations hereunder.

At the expiration of this lease, tenants may occupy Premises on a TENANCY AT WILL month to month basis with either party being able to terminate this Agreement as of the first day of any calendar month (the “Termination Date”) by giving the other party written notice of such election not later than sixty (60) days before the Termination Date, which date shall be stated in such notice.

If after the expiration of the initial twelve month period of this Lease Agreement, Landlord has the opportunity to lease this space in Building #2 at a rate higher than is currently being paid and for a term greater than one year, Landlord will present Tenant with the option to meet the higher rate and longer term. Should Tenant decide not to accept this option, Landlord will provide Tenant the option of leasing similar space in one of Landlord’s other buildings within the premises.

Upon expiration of this initial twelve (12) month lease, and the inception of the Tenancy-at-Will agreement, Tenant understands and agrees that on each subsequent December 1st that Tenant remains in possession of the premises, the rent will increase by four (4%) percent from the prior year’s rent.

3.	RENT	Tenant shall pay to the Landlord rent at the rate of $3,750.00 per month, in advance, without offset or demand, and proportionately at such rate for any partial month. Such rent shall be due on the 1st day of each month. Any payment hereunder nit paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of five (5) percentage points over the so-called prime rate charged from time to time by Bank of America, or its successor national bank, or at any applicable lesser maximum legally permissible rate for debts of this nature.

4.	SECURITY DEPOSIT	Upon the execution of this Agreement, the Tenant shall pay to the Landlord the amount of $3,750.00 which shall be Held without interest as a security for the Tenant’s Performance as herein provided and shall be refunded to Tenant at the end of this Agreement subject to the Satisfactory compliance with the condition hereof.

5.	USE	Tenant shall use the Premises only for the purpose of storing plugs and molds.

If at any time the Tenant should desire to change the use of the Premises, this agreement will need to be replaced with a new agreement covering the planned use.

Tenant shall obtain all permits, licenses and approvals Required for its use of the Premises and shall keep the Premises equipped as required by law. Tenant shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property or which shall be

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contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. Tenant shall comply with the Landlord’s reasonable rules and regulations.

6.	COMPLIANCE WITH LAWS	Tenant acknowledges that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or municipal by-law or ordinance in force in the town in which the Premises are situated. Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Premises in compliance with) all legal requirements which are applicable to Tenant’s particular use or occupancy of the Premises.

7.	MAINTENANCE	Tenant agrees to maintain the Premises in good condition, reasonable wear and tear and damage by fire and other casualty only excepted. Tenant shall not permit the premises to be overloaded, damaged, stripped or defaced, nor suffer any waste.

8.	ALTERATION ADDITION	Tenant shall not make any alterations or additions to the Premises without the prior written consent of Landlord which may be withheld at Landlord’s sole discretion or granted upon such conditions as Landlord may determine. Any alterations or improvements made by the Tenant shall become the property of the Landlord at the termination of occupancy as provided herein, unless Landlord requires the removal thereof in which event Tenant shall forthwith remove same and repair any damage caused by such removal.

9.	ASSIGNMENT/ SUBLEASING	Tenant shall not, without Landlord’s written consent, which consent may be withheld in Landlord’s sole discretion, assign, sublet, mortgage, license, transfer or encumber this Agreement or the Premises in whole or in part whether by changes in the ownership or control of Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of stock, partnership or beneficial interests, operation of law or otherwise.

10.	INDEMNITY	Tenant shall defend with counsel reasonably acceptable to Landlord, save harmless and indemnify Landlord (which

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term for the purposes of this paragraph, shall include the directors, officers, agents and employees of the Landlord) from any liability for death, injury, loss, accident or damage to any person or property, as the case may be, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees): (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant, including its invitees, officers, directors or employees. Tenant is legally responsible for or from any use made or thing done resulting from any release of hazardous materials by any such party on the Premises, the Building or the Complex that is not due to the omission, fault, willful act, negligence or other misconduct of the Landlord, or (ii) resulting from the failure of the Tenant to perform and discharge its covenants and obligations under this Agreement.

11.	TENANT’S INSURANCE	Tenant shall procure, pay for and keep in force throughout the term of the Agreement (and for so long thereafter as Tenant remains in occupancy of any portion of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or Tenant’s agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants shall first enter the Premises, of not less than Three Million ($3,000,000) Dollars, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord. Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Agreement.

Tenant shall procure, pay for and keep in force throughout The term of the Agreement (and for so long hereafter as Tenant remains in occupancy of any portion of the Premises), a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred (100%) percent of the replacement cost insuring Tenant’s furniture, equipment, fixtures and property of every kind, nature and description, which may be in or upon the Premises or the

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building of which the Premises are a part.

The insurance required pursuant to Section 11 shall be affected with responsible companies qualified to do business in Massachusetts and in good standing and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. All policies required to be carried by Tenant under the Agreement shall each provide that it shall not be cancelled or modified without at least thirty (30) days prior written notice to each insured named therein. On or before the date on which Tenant first enters the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s insurance policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies. In the event of any claim and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s insurance policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

12	LANDLORD’S EXPENSES	Tenant shall pay all expenses incurred by Landlord, including without limitation, reasonable attorneys’ fees, in enforcing any obligation of Tenant or any remedies of Landlord hereunder or in recovering the Premises, provided Landlord prevails in such enforcement, remedies or recovery with or without resort to litigation, by reason of any act, omission or negligence of Tenant or its employees, or any subtenant, assignees, licensees, concessionaires, officers, directors, patrons, invitees, agents or contractors retained by Tenant.

13.	SURRENDER/ HOLDOVER	Tenant shall, at the expiration or other termination of this Agreement, remove all Tenant’s goods and effects from the Premises. Tenant shall deliver to the Landlord the Premises and all keys, locks thereto ad other fixtures connected therewith and all alterations and additions made to or upon the Premises, in good condition, damage by fire or other casualty only excepted. In the event of the Tenant’s failure to remove any of Tenant’s property from the premises, Landlord is hereby authorized, without liability to Tenant for loss or damage thereto, and at the sole risk of Tenant, to remove and store any of the property

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at Tenant’s expense, or to retain same under Landlord’s control or to sell at public or private sale, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

14.	MORTGAGE RIGHTS	Tenant’s rights and interests under this Agreement shall be (i) subject and subordinate to any existing or future mortgages, deeds of trust, over leases or similar instruments covering the premises, and to all advances, modifications, renewals, replacements and extensions thereof; or (ii) if any Mortgagee elects, prior to the lien of any present or future mortgage.

15.	HAZARDOUS MATERIALS

Tenant shall not, without prior written consent of Landlord, which may be withheld in Landlord’s sole discretion, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance (except for reasonable quantities of standard office supplies and cleaning materials stored in proper containers); or (ii) any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental law (each of the foregoing, a “Hazardous Material”). The term “Hazardous Material” includes, without limitation, any material or substance which is: (i) designated as a “hazardous waste” pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317); (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 9603); or (iii) defined as “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C Section 9601 et seq. (42 U.S.C. Section 9601); or

(iv) defined as ‘hazardous substance” or “oil” under Chapter 21E of the General Laws of the Commonwealth of Massachusetts. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of Section 16 at Tenant’s sole cost and expense.

Tenant at its sole cost and expense, shall comply with (i) all laws, statutes, ordinances, rules, ordinances, rules and regulations of any local, state or federal governmental

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authority having jurisdiction concerning environmental, health and safety matters, including, without limitation, the laws listed above, and further including, but not limited to any discharge by any of the Tenant parties into the air, surface, water, sewers, soil or groundwater of any Hazardous Material, whether within or outside the Premises or Building; and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Fall River Fire Marshall and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

16.	LIMITATION	Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Agreement or otherwise, other than for matters arising out of or from Landlord’s ownership interest in the Building and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Agreement. This Section 16 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall Landlord or any of the Landlord Parties ever be personally liable for any obligation under this Agreement. In no event shall Landlord’s agents, owners, members or employees ever be liable for consequential or incidental damages or for lost profits.

17.	BROKER	Tenant warrants and represents to Landlord that Tenant has dealt with no broker in connection with this Agreement and agrees to indemnify Landlord against any claims for Commissions in connection herewith.

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River Fire Marshall and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.	LIMITATION OF LIABILITY:	Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Agreement or otherwise, other than for matters arising out of or from Landlord’s ownership interest in the Building and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Agreement. This Section 18 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall Landlord or any of the Landlord Parties ever be personally liable for any obligation under this Agreement. In no event shall Landlord’s agents, owners, members or employees ever be liable for consequential or incidental damages or for lost profits.

19.	BROKER:	Tenant warrants and represents to Landlord that Tenant has dealt with no broker in connection with this Agreement and agrees to indemnify Landlord against any claims for commissions in connection herewith.

IN WITNESS whereof, the parties have executed this instrument under seal as of the date first set forth.

WITNESS:	Landlord

Borden & Remington Fall River LLC

	By:	/s/ Robert F. Bogan
Robert F. Bogan, President

WITNESS	Tenant

TPI Composites, Inc.

/s/ Ed da Silva	By:	/s/ Robert M. Wind
Robert M. Wind

STANDARD INDUSTRIAL LEASE

1. BASIC LEASE PROVISIONS.

1.1	DATE: June 28, 2010

1.2	LANDLORD: Borden & Remington Fall River LLC, a Delaware limited liability company

1.3	TENANT: TPI, Inc., a Delaware corporation

1.4	PREMISES ADDRESS: 63 Water Street, Fall River, Massachusetts (being Building No.2 as shown on Exhibit A)

1.5	APPROXIMATE LEASABLE AREA OF PREMISES: 70,000 leasable square feet comprising all of Building 2, as shown on Exhibit A

1.6	USE: For the manufacture, storage and testing (within the Building) of wind blades and such other industrial uses as are permitted under applicable zoning, subject to the requirements and limitations contained in Section 4

1.7	TERM: Sixty (60) months following the Commencement Date plus the partial month in which the Commencement Date occurs (the “Initial Term Expiration Date”)

1.8	COMMENCEMENT DATE: As determined pursuant to Section 3.1

1.9	MONTHLY BASE RENT: $385,000 per year (computed on the basis of $5.50 per square foot of the Premises), payable monthly at the rate of $32,083.33 per month

1.10	BASE RENT PAID UPON EXECUTION: $32,083.33 for the first full month of the Term of this Lease

1.11	OUTDOOR STORAGE AREA: Approximately 59,000 square feet of area as shown on Exhibit A (see Section 2.2)

1.12	OUTDOOR STORAGE AREA RENT: $106,200 per year (computed on the basis of $1.80 per square foot of the Outdoor Storage Area) payable monthly at the rate of $8,850.00 per month (see Section 2.2)

1.13	LANDLORD’S WORK: As described in Exhibit B.

1.14	GUARANTOR: None

1.15	SECURITY DEPOSIT: None

1.16	NUMBER OF PARKING SPACES: 50 (See Section 2.1)

1.17	REAL ESTATE BROKER: None

1.18	EXHIBITS ATTACHED TO AND INCORPORATED INTO THIS LEASE:

Exhibit A	“Site Plan”
Exhibit B	“Description of Landlord and Tenant Work”
Exhibit C	“Rules and Regulations”
Exhibit D	“Form of HazMat Certificate”
Exhibit E	“Determination of Fair Market Rent”
Exhibit F	“Form of Confidentiality Agreement”

1.19	ADDRESSES FOR NOTICES:

LANDLORD:	Borden & Remington Fall River LLC 63 Water Street Fall River, Massachusetts 02722

WITH A COPY TO:	Goulston & Storrs, P.C. 400 Atlantic Avenue Boston, MA 02110 Attn: Daniel Sullivan, Esq.

TENANT:	TPI, Inc. 373 Market Street Warren, Rhode Island 02885-0367 Attn: Mr. Ed DaSilva Vice President and General Manager

1.20	TENANT’S WORK As described in Exhibit B

2. PREMISES.

2.1 ACCEPTANCE. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, to have and to hold for the term of this Lease, subject to the terms, covenants and conditions of this Lease. The Premises is the entire leasable square footage of the building (the “Building”) shown as Building No. 2 on the site plan attached hereto as Exhibit A. Tenant accepts the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants, conditions, restrictions and easements; and, except as may be otherwise expressly provided herein with respect to Landlord’s Work and repairs to be made during the term hereof by Landlord, Landlord shall not be obligated to make (or reimburse Tenant for) any improvements, or any repairs or alterations to the Premises.

Tenant acknowledges that Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises are suitable for Tenant’s intended purposes, except that Landlord represents that as of the date hereof, the Premises may lawfully be used for the manufacture, storage and testing of wind blades and the Outdoor Storage Area may lawfully be used for outdoor storage purposes and that the Premises are not subject to any ground lease. The number of square feet set forth in Section 1.5 is an approximation, and the Base Rent shall not be changed if the actual number of square feet in the Premises is different than the number of square feet set forth in Section 1.5. As appurtenant to the Premises, Tenant shall have the exclusive right to use 50 parking spaces in the area shown on Exhibit A (the “Parking Area”) for use by its employees, contractors and invitees. Tenant may elect to use from time to time all or a portion of the Parking Area for the temporary storage of prototype wind blades not to exceed thirty (30) days for each occurrence. If portions of the Parking Area are being used for temporary storage of wind blades, Landlord will accommodate Tenant by providing parking spaces elsewhere in the Project in the area shown on Exhibit A as Parking Area B. Landlord agrees to maintain the Parking Area and/or Parking Area B and all driveways necessary for ingress and egress in serviceable condition for the parking of cars and to be responsible for snowplowing the Parking Area.

2.2 OUTDOOR STORAGE AREA. As appurtenant to the Premises, Tenant shall have the option to use the Outdoor Storage Area that will be constructed by Landlord pursuant to this option in the area shown on Exhibit A as “Outdoor Storage Area”, subject to the following:

(i)	Tenant shall give Landlord at least twelve (12) month’s prior notice of the date on which Tenant intends to commence use of the Outdoor Storage Area (the “OSA Notice”).

(ii)	The giving of the OSA Notice shall constitute Tenant’s irrevocable agreement to extend the initial term of the Lease for a period of three (3) years from the Outdoor Storage Area Commencement Date (the “OSA Extension Period”) on all the same terms and conditions as set forth in this Lease except that (a) rent for the Outdoor Storage Area shall be as set forth in Section 1.12 above commencing as of the Outdoor Storage Area Commencement Date, and (b) Base Rent for Premises for the OSA Extension Period shall be at the rate set forth in Section 1.9 until the Initial Term Expiration Date, and thereafter shall be the Option Rent (as defined in Section 27).

(iii)

Promptly following receipt of the OSA Notice, Landlord shall perform the work described on Exhibit B (the “Outdoor Storage Area Work”) at its sole cost and expense not later than twelve (12) months following receipt of Tenant’s OSA Notice. If the Outdoor Storage Area Work is not substantially completed within thirteen (13) months, Tenant may elect to either terminate its lease of the Outdoor Storage Area, or find alternative storage space outside the Premises until the Outdoor Storage Area Work is completed, for which Landlord agrees to reimburse Tenant for its reasonable costs and expenses. The Outdoor Storage Area Work shall be performed in a good and workmanlike manner and in compliance with all applicable Laws.

(iv)	The Outdoor Storage Area Work shall be deemed to have been substantially completed on the date Landlord or Landlord’s engineer provides a certificate to Tenant to the effect that the Outdoor Storage Area Work is substantially complete in such fashion as to enable Tenant to lawfully use the Outdoor Storage Area for its intended use. Upon substantial completion, Landlord and Tenant shall jointly review the Outdoor Storage Area Work and identify any punch list items. Any punch list items shall be corrected by Landlord within thirty (30) days from the Outdoor Storage Area Commencement Date.

(v)	The “Outdoor Storage Area Commencement Date” shall be that date which is three (3) business days following delivery of Landlord’s substantial completion certificate to Tenant of the Outdoor Storage Area Work. Landlord and Tenant agree to enter into an agreement confirming the Outdoor Storage Area Commencement Date and the expiration of the term of this Lease.

(vi)	Tenant shall have the exclusive right to use the Outdoor Storage Area, subject to the provisions of Section 2.3 with respect to the Dock.

(vii)	The Outdoor Storage Area shall be used solely for the purpose of storing Tenant’s wind blades and providing dock access to Mount Hope Bay for barge loading of Tenant’s wind blades. In no event shall Tenant be permitted to erect towers or any other structure or building on the Outdoor Storage Area.

2.3 DOCKS. There currently exists in the Project a dock providing access to Mount Hope Bay (the “Existing Dock”) and included as part of the Outdoor Storage Area there is intended to be constructed another dock providing access to Mount Hope Bay (the “New Dock”) as shown on Exhibit A. The Existing Dock and the New Dock are collectively referred to as the “Docks”. Notwithstanding any contrary provision of this Lease, Tenant acknowledges that its use of the Docks shall not be exclusive and that Landlord and other tenants of the Project shall have rights to use the Docks. Landlord shall be responsible for coordinating use of the Docks but shall give Tenant priority over other users for the New Dock. Tenant shall give Landlord at least seven (7) days advance notice of the times and duration that Tenant needs the Docks. Tenant shall use the Docks solely in connection with the conduct of its business in the Premises and shall have no right to permit any other person to use the Docks for any other purpose. Recognizing that the Docks are intended to be shared, Tenant shall not have any boat or barge tied to either Dock for longer than reasonably necessary to load Tenant’s wind blades. Use of the Docks shall be subject to such rules and regulations as Landlord may reasonably impose on Tenant and other tenants of the Project using the Docks. Landlord agrees to assist Tenant in getting access to the Docks, but without cost or expense to Landlord

2.4 COMMON AREAS. Landlord hereby grants to Tenant for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use (including Landlord), the Common Areas (as hereinafter defined) as they exist from time to time, subject to all rights reserved by Landlord hereunder and under the terms of all rules and regulations promulgated by Landlord from time to time with respect thereto. As used herein, the term “Common Areas” means all areas and facilities outside the Premises and within the exterior boundary lines of the land owned by Landlord that are provided and designated by Landlord as such from time to time for general nonexclusive use of Tenant and others, including, if designated by Landlord as Common Areas, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways and landscaped areas. The “Project” includes, without limitation, the Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon, as shown on the Site Plan attached as Exhibit A. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas, including, without limitation, the storage of trucks or other vehicles. Except as otherwise expressly provided in this Lease, any such storage shall be permitted only by the prior written consent of Landlord, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be payable upon demand by Landlord.

3. TERM.

3.1 TERM AND COMMENCEMENT DATE. The “Commencement Date” with respect to the Premises shall be that date which is three (3) business days following the date on which Landlord has substantially completed all of Landlord’s Work as described in Exhibit B attached hereto with respect to the Building. Landlord’s Work shall be deemed to be substantially complete when Landlord’s Work is complete except for punch list items agreed to by Landlord and Tenant and Landlord has received all governmental sign offs to enable Tenant to lawfully occupy the Premises for Tenant’s intended use. Upon substantial completion of Landlord’s Work, Landlord and Tenant shall jointly review the Landlord’s Work and identify any punch list items. Any punch list items shall be corrected by Landlord within thirty (30) days from the Commencement Date. The Premises shall be delivered to Tenant with Landlord’s Work substantially complete free of all tenants and occupants. Except for performance of Landlord’s Work, Tenant accepts the Premises strictly As Is. The Term and Commencement Date of this Lease are as specified in Sections 1.7 and 1.8.

3.2. LANDLORD’S WORK. Landlord, at its sole cost and expense, shall perform the items set forth on the attached Exhibit B (“Landlord’s Work”). Landlord shall commence Landlord’s Work promptly following the execution of this Lease and shall diligently prosecute such work to completion in a good and workmanlike manner. Landlord shall use all reasonable efforts to complete Landlord’s Work within four (4) months from the date of execution of this Lease (the “Target Completion Date”). In order for Tenant to open for business in the Building on or about the Target Completion Date, Tenant will be performing Tenant’s Work in the Building concurrently with the performance of Landlord’s Work. Landlord and Tenant will meet regularly throughout the course of construction to coordinate schedules, delivery of materials and supplies and the overall timing of Landlord’s Work and Tenant’s Work. Each party agrees to work diligently and in good faith with the other to assure completion of Landlord’s Work and Tenant’s Work by the Target Completion Date and to avoid interferences or delay in the work of the other party. Each party shall be responsible for obtaining a building permit for its work.

Landlord’s Work shall be performed in compliance with all applicable laws, ordinances, rules, regulations, orders, building permits, certificates of occupancy or other permits (collectively, “Laws”) and with all applicable covenants, conditions, restrictions and easements.

In the event there is a defect in the design, workmanship or materials of any item of Landlord’s Work or the Outdoor Storage Area Work, as applicable, including, without limitation, a defect in the design, workmanship or materials of the HVAC units installed by Landlord, Landlord shall correct such defect at its sole cost and expense provided notice of any such defect is given to Landlord no later than the first anniversary of the Commencement Date or the Outdoor Storage Area Commencement Date, as applicable.

In the event Landlord fails to complete Landlord’s Work within thirty (30) days following the Target Completion Date, except where such failure is due to events of force majeure (as defined in Section 57) or the acts or omission of Tenant, its contractors, or their respective agents or employees, Tenant, as its sole remedy on account of such failure by Landlord, shall be to undertake completion of Landlord’s Work. If Tenant so elects to complete Landlord’s Work, Landlord agrees to reimburse Tenant for the reasonable costs and expenses thus incurred by Tenant within thirty (30) days following Tenant’s demand, accompanied by reasonably detailed back-up. In the event Landlord fails to pay the sums due to Tenant, Tenant shall have the right to deduct the amounts due, together with interest at the Interest Rate from the date due from fifty percent (50%) of the installment(s) of Rent next due until Tenant has been reimbursed in full.

3.3 TENANT’S WORK. Except for Landlord’s Work, Tenant, at its sole cost and expense, shall perform all of Tenant’s Work set forth on Exhibit B and shall equip the Premises with all furnishings, fixtures and equipment as are necessary for the operation of Tenant’s business. Provided that there is no interference with Landlord’s Work or the contractors performing Landlord’s Work, Tenant shall have access to the Premises prior to the Commencement Date in order to perform Tenant’s Work. Prior to entry on to the Premises, Tenant shall provide evidence to Landlord that all insurance required to be carried by Tenant under this Lease is in place.

4. USE.

4.1 PERMITTED USE. The Premises shall be used only for the purpose described in Section 1.6 and for no other purpose. In no event shall any portion of the Premises be used for retail sales. Tenant shall not initiate, submit an application for, or otherwise request, any land use approvals or entitlements with respect to the Premises or any other portion of the Project, including, without limitation, any variance, conditional use permit or rezoning, without first obtaining Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion. Tenant shall not (a) permit any animals or pets to be brought to or kept in the

Premises, (b) install any antenna, dish or other device on the roof of the Building or outside of the Premises, (c) make any penetrations into the roof of the Building, (d) place loads upon floors, walls or ceilings in excess of the load such items were designed to carry, (e) place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies or other items outside of the Building except in the Outdoor Storage Area and the Parking Area, (f) change the exterior of the Premises or the Building in which the Premises is located, or (g) install or erect any tower or other structure in the Outdoor Storage Area or the Parking Area.

4.2 COMPLIANCE WITH LAWS. Tenant shall, at Tenant’s sole expense, promptly comply with all applicable Laws and the terms of any covenants, conditions, restrictions, or easements, of which Tenant has been notified in advance in writing by Landlord, and the reasonable requirements of any fire insurance underwriters, rating bureaus or government agencies, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises or the occupation and use by Tenant of the Premises. Landlord represents and warrants to Tenant that any existing covenants, conditions, restrictions or easements affecting the Premises and the Outdoor Storage Area do not prohibit or restrict the use of the Premises or the Outdoor Storage Area for the uses permitted under this Lease. During the Term, Landlord shall not enter into any agreement, covenant, condition, restriction or easement which materially and adversely affects Tenant’s rights under this Lease, or increases Tenant’s obligations under this Lease, except in a de minimis way, without Tenant’s prior written consent, which consent Tenant may grant or deny in its sole discretion. Except for items within the scope of Landlord’s Work, or Landlord’s repair obligations under this Lease, Tenant shall, at Tenant’s sole expense, comply with all requirements of the Americans With Disabilities Act that relate to the Premises, and all federal, state and local laws and regulations governing occupational safety and health; provided, however, Tenant will not be required to make any repairs or alterations to the Premises to comply with any such laws unless and to the extent such requirements are triggered solely by Tenant’s particular use of the Premises (as opposed to general industrial use) or any alterations performed by Tenant. Tenant shall not permit or take any action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other tenants of the Project. Tenant shall obtain, at its sole expense, any permit or other governmental authorization required to operate its business from the Premises. Landlord shall not be liable for the failure of any other tenant or person to abide by the requirements of this Section or to otherwise comply with applicable laws and regulations, and Tenant shall not be excused from the performance of its obligations under this Lease due to such a failure.

If alterations to the Building are required as a result of any Law which is adopted after the date of this Lease, Landlord shall perform such alterations, at its cost and expense, except if such alterations are required as a result of Tenant’s particular use of the Building, as opposed to industrial use generally.

5. RENT. Tenant shall pay Base Rent and, if applicable, Outdoor Storage Rent (collectively “Rent”) in the amounts set forth on the first page of this Lease. The Base Rent and the Outdoor Storage Rent shall be gross rent inclusive of all other expenses of operating the Premises and Outdoor Storage Area except as expressly set forth in this Lease. The first month’s Base Rent, shall be due and payable on the date this Lease is executed by Tenant, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Outdoor Storage Area Rent shall not commence to accrue until the Outdoor Storage Area Commencement Date and shall be payable monthly together with payments of Base Rent under this Lease. Payments of Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant shall have no right at any time to abate, reduce, or set off any rent due hereunder except where expressly provided in this Lease.

6. INTENTIONALLY OMITTED.

7. UTILITIES.

7.1 PAYMENT. Tenant shall pay for all water, gas, electricity, telephone, sewer, sprinkler services, refuse and trash collection and other utilities and services used on the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto. Tenant shall contract directly with the applicable public utility for such services. As of the date of Commencement of this Lease, gas and electric service to the Premises are separately metered. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. Tenant agrees to limit use of water and sewer for normal restroom use, and nothing herein contained shall impose upon Landlord any duty to provide sewer or water usage for other than normal restroom usage.

7.2 INTERRUPTIONS.

(a) Tenant agrees that Landlord, except as otherwise provided in this Lease, shall not be liable to Tenant for its failure to furnish water, gas, electricity, telephone, sewer, refuse and trash collection or any other utility services or building services when such failure is occasioned, in whole or in part, by repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other utility at the Project, by any accident, casualty or event arising from any cause whatsoever, by act, negligence or default of Tenant or any other person or entity, or by any other cause. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any such services or utilities. Landlord may comply with controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

(b) Notwithstanding anything to the contrary in this Lease contained, if, as a result of the negligence or willful misconduct of Landlord, its agent, employees or contractors, or the failure of Landlord to perform its repair or other obligations under this Lease, and not as a result of the fault or neglect of Tenant or Tenant’s agents, employees or contractors, or due to any cause beyond the reasonable control of Landlord, all or any substantial part of the Premises is rendered unusable or inaccessible for the conduct of Tenant’s business ~~a period~~ for the Untenantability Period (as hereinafter defined), Base Rent shall thereafter be abated in proportion to the area of the Premises rendered untenantable until the day such condition is corrected. For the purposes hereof, the “Untenantability Period” shall be defined as five (5) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises.

8. PERSONAL PROPERTY TAXES.

8.1 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or related to Tenant’s use of the Premises. If any of Tenant’s personal property shall be assessed with Landlord’s real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant’s property.

9. INSURANCE.

9.1 INSURANCE-TENANT.

(a) Tenant shall obtain and keep in force during the term of this Lease a commercial general liability policy of insurance which protects Tenant and Landlord (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of Tenant’s use, occupancy and maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis. Insurance shall not be in amounts less than the following

Commercial General Liability

$1,000,000 Combined Single Limit per occurrence

$1,000,000 Personal and Advertising injury liability

$1,000,000 products and completed operations liability

$5,000 medical payments

$300,000 fire damage legal liability

$2,000,000 General aggregate, applying per location

Automobile Liability $1,000,000 Combined Single limit including hired and non owned automobiles

Workers Compensation-Statutory

Coverage B Employers Liability:

$500,000 bodily injury by accident

$500,000 bodily injury by disease, each employee

$500,000 bodily injury by disease, policy aggregate

USL&H if applicable

Umbrella Liability

$5,000,000 each occurrence

$5,000,000 aggregate

Such policies shall include “Additional Insured-Managers and Landlords of Premises Endorsement” and contain the “Amendment of the Pollution Exclusion” for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any cross-insured or intra- insured exclusion as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Tenant’s indemnity obligations under this Lease.

(b) Tenant shall obtain and keep in force during the term property insurance. Said insurance shall be written on a one hundred percent (100%) replacement cost basis on Tenant’s personal property, all tenant improvements installed at the Premises by Tenant, Tenant’s trade fixtures and other property. By way of example, and not limitation, such policies shall provide protection against any peril included within the classifications “Special Forms” with no exclusion for damages caused by earthquake and flood.

(c) Tenant shall, at all times during the term hereof, maintain in effect business interruption and extra expense insurance satisfactory to Landlord, but in no event shall Landlord require Tenant to carry such coverage for an amount in excess of twelve (12) months of Rent under this Lease.

9.2 INSURANCE-LANDLORD.

(a) Landlord shall obtain and keep in force a policy of commercial general liability insurance with coverage against such risks and in such amounts as Landlord deems reasonably (but in no event less than the coverage limited required to be carried by Tenant under this Lease) insuring Landlord against liability arising out of the ownership, operation and management of the Project.

(b) Landlord shall also obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Project in the amount of not less than one hundred percent (100%) of the full replacement cost thereof, as determined by Landlord from time to time. The terms and conditions of said policies and the perils and risks covered thereby shall be determined by Landlord, from time to time, in Landlord’s sole discretion. In addition, at Landlord’s option, Landlord shall obtain and keep in force, during the term of this Lease, a policy of rental interruption insurance, with loss payable to Landlord. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. The policies purchased by Landlord shall contain such deductibles as Landlord may determine; provided, however, the waivers set forth in Section 9.4 shall apply to any deductible maintained by Landlord in excess of $100,000. Tenant shall pay at Tenant’s sole expense any increase in the property insurance premiums for the Project over what was payable immediately prior to the increase to the extent the increase is specified by Landlord’s insurance carrier as being caused by the nature of Tenant’s occupancy, other than as expressly permitted in this Lease or any act or omission of Landlord, including, Landlord’s Work or the improvements to the Outdoor Storage Area.

9.3 INSURANCE POLICIES. Tenant shall deliver to Landlord copies of the insurance certificates required under Section 9.1 on or before the Commencement Date of this Lease. Tenant’s insurance policies required under this Lease shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with a renewal certificate thereof. Tenant’s insurance policies shall be issued by insurance companies authorized to do business in the state in which the Project is located, and said companies shall maintain during the policy term a “General Policyholder’s Rating” of at least A- and a financial rating of at least “Class V” as set forth in the most recent edition of “Best Insurance Reports.” All insurance obtained by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Landlord and, at Landlord’s option, the holder of any mortgage or deed of trust encumbering the Project and any person or entity managing the Project on behalf of Landlord, shall be named as an additional insured on all insurance policies Tenant is obligated to obtain by Section 9.1 above. Tenant’s insurance policies shall not include deductibles in excess of Fifty Thousand Dollars ($50,000.00).

9.4 WAIVER OF SUBROGATION. Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of, the Project to the extent that Landlord’s insurance policies then in force insure against such damage or destruction or would have insured against such damage or destruction if Landlord had carried the insurance coverages required of Landlord under this Lease (whether or not the insurance Landlord is required to obtain by Section 9.1 is then in force and effect). Landlord shall cause the insurance policies it obtains in accordance with this Section 9 to provide that the insurance company waives all right of recovery by subrogation against Tenant in connection with any liability or damage covered by Landlord’s insurance policies. Landlord’s waiver shall not relieve Tenant from liability under Section 18 below except to the extent Landlord’s insurance company actually satisfies Tenant’s obligations under Section 18 in accordance with the requirements of Section 18 or is subject to the waiver set forth in this Section 9.4. Tenant waives any and all rights of recovery against Landlord, Landlord’s employees, agents and contractors for liability or damages if such liability or damage is covered by Tenant’s insurance policies then in force or which would have been covered by the insurance policies Tenant is required to obtain by Section 9.1 (whether or not the insurance Tenant is required to obtain by Section 9.1 is then in force and effect), whichever is broader. Tenant shall cause the insurance policies it obtains in accordance with this Section 9 to provide that the insurance company waives all right of recovery by subrogation against Landlord in connection with any liability or damage covered by Tenant’s insurance policies. The parties hereto shall procure an appropriate clause in, or endorsement on, any fire or extended coverage insurance covering the Premises, the Project and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery.

9.5 COVERAGE. Landlord makes no representation to Tenant that the limits or forms of coverage for Tenant specified above or approved by Landlord are adequate to insure Tenant’s property or Tenant’s obligations under this Lease, and the limits of any insurance carried by Tenant shall not limit Tenant’s obligations or liability under any indemnity provision included in this Lease or under any other provision of this Lease.

10. LANDLORD’S REPAIRS/ALTERATIONS. Landlord shall maintain, at Landlord’s expense, the roof and all structural elements of the Building in good condition and repair during the term of this Lease. Landlord’s maintenance obligations shall also include maintaining any utility, plumbing or mechanical systems within the Premises but which do not exclusively serve the Premises. Tenant shall reimburse Landlord for the cost of any maintenance, repair or replacement of the foregoing necessitated by Tenant’s alterations to the Premises, Tenant’s negligent or willful acts or omissions, or any breach of its obligations under this Lease. Tenant, and not Landlord, shall be responsible for the repair and maintenance of windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall immediately give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable time in which to complete the repair. Nothing contained in this Section shall be construed to obligate Landlord to seal or otherwise maintain the surface of any foundation, floor or slab. Tenant shall immediately give Landlord written notice of any repair or maintenance required by Landlord pursuant to this Section, after which Landlord shall have a reasonable time in which to complete such repair or maintenance. Subject to the provisions of Section 3.2, Landlord shall not be obligated to replace the HVAC units serving the Premises, but agrees to enforce all warranties on said units for Tenant’s benefit.

11. TENANT’S REPAIRS.

11.1 OBLIGATIONS OF TENANT. Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises (except those listed as Landlord’s responsibility in Section 10 above) in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors, skylights, any special store front or office entry, walls and finish work, floors and floor coverings, heating and air conditioning systems, dock boards, bumpers, plates, seals, levelers and lights, plumbing work and fixtures (including periodic backflow testing), electrical systems, lighting facilities and bulbs, alarm systems, fire detection systems within and exclusively serving the Premises, termite and pest extermination, tenant signage and regular removal of trash and debris. Landlord shall have the right to reasonably approve the contractor Tenant shall use to make any repair or to perform any maintenance on the heating, ventilation and air conditioning systems (“HVAC”), fire alarm systems or fire detection systems located at the Premises. If Tenant fails to keep the Premises in good condition and repair, and such failure is not corrected within ten (10) days after notice from Landlord, Landlord may, but shall not be obligated to, make any necessary repairs. If Landlord makes such repairs, Landlord may bill Tenant for the reasonable out-of-pocket cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within thirty

(30) days after demand by Landlord. Tenant agrees, at its cost, to maintain a standard service contract for the HVAC system serving the Premises.

11.2 TENANT’S RIGHT TO CURE LANDLORD DEFAULT. If Landlord shall fail to perform services or repairs for which Landlord is responsible under this Lease (excluding any services or repairs which Landlord is unable to perform due to an event of force majeure as defined in Section 57 or an act or omission of Tenant, its contractors, agents or employees, and Landlord shall fail to perform such services or repairs within thirty (30) days following Tenant’s notice (or such longer period as is reasonable under the circumstances), and the repairs or services are of such a nature that the nonperformance thereof by the expiration of such time period shall materially adversely affect Tenant’s ability to occupy and operate its business in the Premises, then Tenant may, after five (5) additional days’ prior written notice given to Landlord (and any mortgagee of which Tenant has been notified of the name and address) make such reasonable repairs or perform such services, and Landlord shall reimburse Tenant for the reasonable cost thereof within thirty (30) days following Landlord’s receipt of invoices or other evidence reasonably substantiating Tenant’s payment of such costs. In the event Landlord fails to reimburse Tenant as and within the time period provided above, and provided Tenant has afforded Landlord and Landlord’s mortgagee (of which Tenant has been notified of the name and address) all notices and cure periods set forth herein prior to such action, then Tenant may deduct such sums, together with interest thereon at the Interest Rate from the date of expenditure until the date of reimbursement, from twenty-five percent (25%) of the next installment(s) of monthly Base Rent until such sums due Tenant have been fully paid by Landlord or fully credited and accounted for. Tenant’s self-help rights in this Section 11.2 shall be limited to those repairs to the Building which are necessary to protect the health or safety of Tenant and its employees, to protect Tenant’s personal property in the Building, or to conduct business in the Premises.

12. ALTERATIONS AND SURRENDER.

12.1 CONSENT OF LANDLORD. Tenant may make interior alterations to the Premises, without Landlord’s consent provided Tenant gives Landlord prior notice of the nature and extent of the alterations and provided such alterations do not involve roof penetrations, and do not affect any structural element of the Premises or any mechanical system which serves any other portion of the Project. All other alterations require Landlord’s prior written approval which may be withheld or conditioned in Landlord’s reasonable discretion. All alterations performed by Tenant shall be performed in a good and workmanlike manner and in accordance with all applicable laws, including the Americans With Disabilities Act. Notwithstanding the foregoing, Landlord approves the alterations of Tenant described on the attached Exhibit B.

12.2 MECHANICS LIENS. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises. If any mechanic’s or materialmen’s lien is filed against the Premises or the Project, or any interest therein, on account of work done by or on behalf of Tenant, Tenant shall promptly discharge same, and if Tenant fails to remove any such lien, within fifteen (15) days after demand from Landlord, Landlord shall have the right to do so at Tenant’s expense including requiring Tenant to pay Landlord’s reasonable attorneys’ fees and costs in connection therewith.

12.3 NOTICE. Tenant shall give Landlord not less than ten (10) days’ advance written notice prior to the commencement of any work in the Premises by Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Project.

12.4 SURRENDER. On the last day of the term hereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty damage, loss or damage by casualty or taking and repairs which Tenant is not responsible to perform under this Lease excepted, clean and free of debris and Tenant’s personal property, trade fixtures and equipment and all alterations installed by Tenant which Landlord has instructed Tenant to remove, in writing at the time Landlord approves of such alteration. Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to remove any existing alterations or improvements, any of Landlord’s Work or any of the alterations identified on Exhibit B hereto.

12.5 FAILURE OF TENANT TO REMOVE PROPERTY. If this Lease is terminated due to the expiration of its term or otherwise, and Tenant fails to remove its property, in addition to any other remedies available to Landlord under this Lease, and subject to any other right or remedy Landlord may have under applicable law, Landlord may remove any property of Tenant from the Premises and store the same elsewhere or may consider such property to be abandoned and sell or dispose of same, at the expense and risk of Tenant. Notwithstanding the foregoing, if Tenant needs additional time past the expiration of the Term to remove its personal property, Tenant may have up to an additional sixty (60) days to remove its personal property from the Premises provided Tenant continues to pay Base Rent during such period. No extension of the Term shall be created as a result of the foregoing.

13. DAMAGE AND DESTRUCTION.

13.1 EFFECT OF DAMAGE OR DESTRUCTION. If all or any material part of the Building is destroyed or damaged and Landlord reasonably estimates that such damage cannot reasonably be restored within twelve (12) months following the date when restoration would commence, Landlord or Tenant shall have the right, in its sole and complete discretion to terminate this Lease by notice to the other party given within sixty (60) days after the discovery of such damage or destruction. Tenant shall in no event be entitled to compensation or damages on account of annoyance or inconvenience in making any repairs, or on account of construction resulting from such casualty, or on account of Landlord’s election to terminate this Lease. If Landlord elects to restore the Building it shall pursue reconstruction or restoration diligently to completion. If Landlord is unable to repair the damage to the Building within 360 days following the date of casualty, subject to delays caused by events of force majeure, as defined in Section 57, Tenant shall have the right to terminate this Lease on notice to Landlord.

13.2 ABATEMENT OF RENT. If Landlord elects to repair damage to the Building and all or part of the Premises will be unusable or inaccessible to Tenant in the ordinary conduct of its business until the damage is repaired, and the damage was not caused by the negligence or intentional acts of Tenant or its employees, agents, contractors or invitees, Tenant’s Base Rent and other charges shall be abated until the repairs are completed in proportion to the amount of the Premises which is unusable or inaccessible to Tenant in the ordinary conduct of its business.

13.3 TENANT’S ACTS. Subject to the provisions of Section 9.4, if such damage or destruction occurs as a result of the negligence or the intentional acts of Tenant or Tenant’s employees, agents, contractors or invitees, and the proceeds of insurance which are actually received by Landlord are not sufficient to pay for the repair of all of the damage, Tenant shall pay, at Tenant’s sole cost and expense, to Landlord upon demand, the difference between the cost of repairing the damage and the insurance proceeds received by Landlord.

13.4 TENANT’S PROPERTY. Landlord shall not be liable to Tenant or its employees, agents, contractors, invitees or customers for loss or damage to merchandise, tenant improvements, fixtures, automobiles, furniture, equipment, computers, files or other property (hereinafter collectively “Tenant’s property”) located at the Project. Tenant shall repair or replace all of Tenant’s property at Tenant’s sole cost and expense. Tenant acknowledges that it is Tenant’s sole responsibility to obtain adequate insurance coverage to compensate Tenant for damage to Tenant’s property.

13.5 WAIVER. Landlord and Tenant hereby waive the provisions of any present or future statutes which relate to the termination of leases when leased property is damaged or destroyed and agree that such event shall be governed by the terms of this Lease.

14. CONDEMNATION. If any portion of the Premises are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises are taken by such condemnation as would render the balance unsuitable for the conduct of Tenant’s business, in Tenant’s reasonable opinion, Tenant shall have the option to terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the proportion that the usable floor area of the Premises taken bears to the total usable floor area of the Premises. Tenant shall have no right to terminate this Lease if any condemnation affects the Outdoor Storage Area, if then applicable, or Tenant’s Parking Area, but Landlord shall use reasonable efforts to provide substitute storage and parking locations for Tenant. Any award for the taking of all or any part of the Premises or the Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, but Tenant shall be entitled to any separate award for loss of or damage to Tenant’s removable personal property and for moving expenses.

15. ASSIGNMENT AND SUBLETTING.

15.1 LANDLORD ’S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises (hereinafter collectively a “Transfer”), without in each instance having received Landlord’s prior written consent. If Tenant requests a Transfer, Landlord shall respond to Tenant’s written request for consent hereunder within thirty (30) days after Landlord’s receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease. Tenant’s written request for Landlord’s consent shall include, and Landlord’s thirty (30) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant for the past two (2) years prepared in accordance with generally accepted accounting principles; provided, however, the release of financial statements to Landlord may be subject to a confidentiality agreement in the form of Exhibit F attached hereto, if required by the proposed transferee, (b) a TRW credit report or similar report on the proposed assignee or subtenant, (c) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (d) the proposed effective date of the assignment or sublease, (e) a copy of the proposed sublease or assignment agreement or a draft thereof, (f) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, (g) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises, and (h) a Hazardous Materials Disclosure Certificate substantially in the form of Exhibit D attached hereto (the “Transferee HazMat Certificate”). If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant’s written request shall not be considered complete until the information described in (a) and (b) of the previous sentence has been provided with respect to each proposed guarantor.

“Transfer” shall also include the transfer (a) if Tenant is a corporation, and Tenant’s stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership, limited liability company, limited liability partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution or liquidation of the partnership, limited liability company, limited liability partnership or other entity. If Landlord shall exercise any option to recapture the Premises, or shall deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

15.2 STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 15. Tenant acknowledges and agrees that each requirement, term and condition in this Section 15 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 15 is not complied with or: (a) if a change in use is proposed in connection with a Transfer, the Transfer would cause Landlord to be in violation of its obligations under another lease or agreement to which Landlord is a party; (b) if the net worth of the proposed assignee is less than the net worth of Tenant as of the date of this Lease; (c) a proposed assignee’s or subtenant’s business will impose a greater burden on the Project’s parking facilities, Common Areas or utilities or pose a greater environmental risk than the burden imposed by Tenant, in Landlord’s reasonable judgment; (d) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (e) the use of the Premises by the proposed assignee or subtenant will not be a use permitted by this Lease; (f) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (g) there is an Event of Default as defined in Section 16 at the time of the request; (h) subject to the provisions of Section 26, if requested by Landlord, the assignee refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (i) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (j) the assignee or subtenant is involved in a business which is not in keeping with the then-current standards of the Project or which is the same type of business then being conducted by Landlord in the Project; (k) the proposed assignee or subtenant is an existing tenant of the Project or is a person or entity then negotiating with Landlord for the lease of space in the Project; (l) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency; or (m) the assignee or subtenant will use, store or handle Hazardous Materials which do not comply with the provisions of Section 25.3.

15.3 PERMITTED TRANSFERS. The provisions of this Section 15 shall not, however, be applicable, and Landlord’s consent shall not be required for an assignment of this lease by the Tenant to its wholly owned subsidiary or to its immediate controlling entity (“Parent”) or to any other entity which is under common control with Tenant (for such period of time as such entity remains such a subsidiary, controlling entity or affiliate, respectively, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be such a subsidiary, controlling entity or affiliate, respectively, of the Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this lease governed by the provisions of this Section 15), provided (and it shall be a condition of the validity of any such assignment) that such wholly owned subsidiary, controlling entity or affiliate, as applicable, first agree directly with the Landlord to be bound by all of the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this lease, the covenant to use the demised premises only for the purposes specifically permitted under this lease and the covenant against further assignment without Landlord’s consent, but such assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall remain fully liable therefor. In addition, no consent of Landlord shall be required in connection with the initial public offering of Tenant’s stock or the registration of Tenant’s stock on any nationally recognized stock exchange.

Notwithstanding the foregoing provisions of this Section 15, in the event that substantially all of the operations of the Tenant, are being transferred to another entity by way of merger, consolidation or sale of substantially all of the stock therein or assets thereof, Landlord’s consent shall not be required to an assignment of this lease to said resulting or acquiring entity or to such merger, consolidation or sale of Tenant’s assets or stock, provided (and it shall be a condition of the validity of any such assignment), without limitation, that: (i) prior to, or concurrently with such assignment, such entity shall agree directly with the Landlord to be bound by all of the obligations of the Tenant provided for under this Lease, including, without limitation, the covenant against further assignment; (ii) such assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall remain fully liable therefor; and (iii) subject to execution of a confidentiality agreement in the form of Exhibit F attached hereto, the Tenant shall furnish the Landlord with such information regarding such entity as the Landlord may reasonably require, including, without limitation, information regarding good reputation, financial ability, and (a) such entity has a tangible net worth, calculated in accordance with generally accepted accounting principles, and certified by an independent certified public accountant, at least equal to Thirty Million and 00/100 Dollars ($30,000,000.00) in 2009 US Dollars at the time of assignment, and (b) such transaction is for a valid business purpose and not principally for the purpose of transferring this Lease.

15.4 ADDITIONAL TERMS AND CONDITIONS. The following terms and conditions shall be applicable to any Transfer:

(a) Regardless of Landlord’s consent, no Transfer shall release Tenant from Tenant’s obligations hereunder or alter the primary liability of Tenant to pay the rent and other sums due Landlord hereunder and to perform all other obligations to be performed by Tenant hereunder or release any guarantor from its obligations under its guaranty.

(b) Landlord may accept rent from any person other than Tenant pending approval or disapproval of an assignment or subletting.

(c) Neither a delay in the approval or disapproval of a Transfer, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its rights and remedies for the breach of any of the terms or conditions of this Section 15.

(d) The consent by Landlord to any Transfer shall not constitute a consent to any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant. However, Landlord may consent to subsequent Transfers or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease.

(e) In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including any subtenant or assignee, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord.

(f) Landlord’s written consent to any Transfer by Tenant shall not constitute an acknowledgment that no default then exists under this Lease nor shall such consent be deemed a waiver of any then-existing default.

(g) Intentionally omitted.

(h) Landlord shall not be liable under this Lease or under any sublease to any subtenant.

(i) No assignment or sublease may be modified or amended without Landlord’s prior written consent.

(j) Intentionally omitted.

(k) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, with respect to the space so subleased, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing.

(l) At Landlord’s request, Tenant shall deliver to Landlord, Landlord’s standard consent to assignment or consent to sublease agreement, as applicable, executed by Tenant, the assignee and the subtenant, as applicable.

15.5 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s interest in all rentals and income arising from any sublease entered into by Tenant, and Landlord may collect such rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease, including, but not limited to, Tenant’s obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from

Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary.

(b) In the event Tenant shall default in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, on the terms of such sublease, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant, unless actually received by Landlord, or for any other prior defaults of Tenant under such sublease.

15.6 TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent the following amounts (hereinafter the Transfer Premium): (a) if a sublease is for less than fifty percent (50%) of the usable square feet in the Premises, one-half of all amounts received by Tenant from the subtenant in excess of the amounts payable by Tenant to Landlord hereunder or (b) if a sublease is for fifty percent (50%) or more of the usable square feet in the Premises or Tenant assigns the Lease, all amounts received by Tenant from the subtenant or assignee in excess of the amounts payable by Tenant to Landlord hereunder. The Transfer Premium shall be reduced by the reasonable brokerage commissions and legal fees and other concessions given by Tenant to obtain the Transfer such as, without limitation, an improvement allowance, actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises. “Transfer Premium” shall mean all Base Rent, additional rent or other consideration of any type whatsoever payable by the assignee or subtenant for and only to the extent attributable to a Transfer of Tenant’s lease rights in excess of the Base Rent and additional rent payable by Tenant under this Lease. If less than all of the Premises is transferred, the Base Rent and the additional rent shall be determined on a per-leasable-square-foot basis. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by the assignee or subtenant to Tenant in connection with such Transfer, and any payment in excess of fair-market value for fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant in connection with such Transfer.

15.7 LANDLORD’S OPTION TO RECAPTURE SPACE. Notwithstanding anything to the contrary contained in this Section 15, Landlord shall have the option, but not the obligation, by giving written notice to Tenant within thirty (30) days after receipt of any request by Tenant to assign this Lease or to sublease more than twenty-five percent (25%) of space in the Premises for the remainder of the Term, to terminate this Lease with respect to said space as of the date thirty (30) days after Landlord’s election. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Base Rent, and the number of parking spaces Tenant may use shall be adjusted on the basis of the number of leasable square feet retained by Tenant in proportion to the number of leasable square feet contained in the original Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of same. If Landlord recaptures only a portion of the Premises, it shall construct and erect at its sole cost such partitions as may be required to sever the space to be retained by Tenant from the space recaptured by Landlord. Landlord may, at its option, lease any recaptured portion of the Premises to the proposed subtenant or assignee or to any other person or entity without liability to Tenant. Tenant shall not be entitled to any portion of the profit, if any, Landlord may realize on account of such termination and reletting. Tenant acknowledges that the purpose of this Section is to enable Landlord to receive profit in the form of higher rent or other consideration to be received from an assignee or subtenant, to give Landlord the ability to meet additional space requirements of other tenants of the Project and to permit Landlord to control the leasing of space in the Project. Tenant acknowledges and agrees that the requirements of this Section are commercially reasonable and are consistent with the intentions of Landlord and Tenant.

15.8 LANDLORD’S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s reasonable costs and expenses incurred in connection therewith, including but not limited to reasonable attorneys’ or other consultants’ fees.

15.9 LIMIT ON TRANSFER OF OUTDOOR STORAGE AREA/PARKING AREA. Tenant’s rights to the Outdoor Storage Area and the Parking Area may not be transferred except in connection with an assignment of this Lease or a subletting of the entire Premises permitted or consented to under this Lease.

16. DEFAULT; REMEDIES.

16.1 DEFAULT BY TENANT. Landlord and Tenant hereby agree that the occurrence of any one or more of the following events is an “Event of Default” by Tenant under this Lease for which Landlord shall have the rights described in Section 16.2. Landlord or Landlord’s authorized agent shall have the right to execute and to deliver any notice of default, notice to pay rent or quit or any other notice Landlord gives Tenant.

(a) Tenant’s failure to make any payment of Base Rent, Outdoor Storage Area Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of seven (7) days after written notice thereof is delivered from Landlord to Tenant, in accordance with Section 40 of this Lease.

(b) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of Section 25 of this Lease to be observed or performed by Tenant, where such failure shall continue for a period of ten (10) business days after written notice thereof from Landlord to Tenant is delivered in accordance with Section 40 of this Lease; provided, however, that if the nature of Tenant’s nonperformance is such that more than ten (10) business days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said ten (10) business day period and thereafter diligently pursues such cure to completion. Any cure not completed by the time required under applicable Environmental Laws shall be an Event of Default without the requirement of any further notice from Landlord.

(c) The failure of Tenant to comply with any of its obligations under Sections 9, 15, 18, 23, and 26 where Tenant fails to comply with its obligations or fails to cure any earlier breach of such obligation within ten (10) days following written notice from Landlord to Tenant. In the event Landlord serves Tenant with a notice to quit or any other notice pursuant to applicable unlawful detainer statutes, said notice shall also constitute the notice required by this Section 16.1(c).

(d) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant (other than those referenced in Sections 16.1(a) and (c) above), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, delivered in accordance with Section 40 of this Lease; provided, however, that if the nature of Tenant’s nonperformance is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion.

(e) (i) The making by Tenant or any guarantor of Tenant’s obligations hereunder of any general arrangement or general assignment for the benefit of creditors; (ii) Tenant or any guarantor becoming a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant or guarantor, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within thirty (30) days; or (v) the insolvency of Tenant. In the event that any provision of this Section 16.1(e) is unenforceable under applicable law, such provision shall be of no force or effect.

(f) The discovery by Landlord that any financial statement, representation or warranty given to Landlord by Tenant, or by any guarantor of Tenant’s obligations hereunder, was materially false at the time given. Tenant acknowledges that Landlord has entered into this Lease in material reliance on such information.

(g) If Tenant is a corporation, partnership, limited liability company or similar entity, the dissolution or liquidation of Tenant.

(h) If Tenant’s obligations under this Lease are guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a guarantor’s refusal to honor the guaranty, or (v) a guarantor’s breach of its guaranty obligation on an anticipatory breach basis.

16.2 REMEDIES.

(a) Upon an Event of Default, Landlord may, at any time thereafter, with or without notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default:

(i) terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. If Landlord terminates this Lease, Landlord may recover from Tenant (A) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (B) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (C) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (D) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of releasing, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, any real estate commissions actually paid by Landlord and the value of any free rent, reduced rent, tenant improvement allowance or other economic concessions provided by Landlord; provided, however, improvement costs and brokerage commissions shall be amortized and Tenant will be liable only for the amortized costs of such expenses during the remainder of the Term. The “worth at time of award” of the amounts referred to in Section 16.2(a)(i)(A) and (B) shall be computed by allowing interest at the lesser of ten percent (10%) per annum or the maximum interest rate permitted by applicable law. The worth at the time of award of the amount referred to in Section 16.2(a)(i)(C) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Boston at the time of award plus one percent (1%). For purposes of this Section 16.2(a)(i), “rent” shall be deemed to be all monetary obligations required to be paid by Tenant pursuant to the terms of this Lease. If Landlord exercises the election set out in this subclause (i), Landlord shall not assert that Landlord’s actual damages are greater than the amount calculated under this subclause (i).

(ii) maintain Tenant’s right of possession, in which event Landlord shall have the remedy which permits Landlord to continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due. In the event Landlord elects to continue this Lease in effect, Tenant shall have the right to sublet the Premises or assign Tenant’s interest in the Lease subject to the reasonable requirements contained in Section 15 of this Lease and provided further that Landlord shall not require compliance with any standard or condition contained in Section 15 that has become unreasonable at the time Tenant seeks to sublet or assign the Premises pursuant to this Section 16.2(a)(ii).

(iii) collect sublease rents (or appoint a receiver to collect such rent) and otherwise perform Tenant’s obligations at the Premises, it being agreed, however, that the appointment of a receiver for Tenant shall not constitute an election by Landlord to terminate this Lease.

(iv) pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located.

(b) No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. The expiration or termination of this Lease and/or the termination of Tenant’s right to possession of the Premises shall not relieve Tenant of liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term of the Lease or by reason of Tenant’s occupancy of the Premises.

(c) If Tenant abandons or vacates the Premises, Landlord may re-enter the Premises, and such re-entry shall not be deemed to constitute Landlord’s election to accept a surrender of the Premises or to otherwise relieve Tenant from liability for its breach of this Lease. No surrender of the Premises shall be effective against Landlord unless Landlord has entered into a written agreement with Tenant in which Landlord expressly agrees to (i) accept a surrender of the Premises and (ii) relieve Tenant of liability under the Lease. The delivery by Tenant to Landlord of possession of the Premises shall not constitute the termination of the Lease or the surrender of the Premises.

16.3 DEFAULT BY LANDLORD. Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord, delivered in accordance with Section 40 of this Lease, and to the holder of any mortgage or deed of trust encumbering the Project whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its cure, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. Tenant hereby waives its right to recover consequential damages (including, but not limited to, lost profits) or punitive damages arising out of a Landlord default. This Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of an event of force majeure, as defined in Section 57, and the time for Landlord’s performance shall be extended for the period of any such delay.

16.4 LATE CHARGES. If any installment of Base Rent, or any other sum due from Tenant shall not be received by Landlord within 10 days of the date when due, Tenant shall immediately pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the assessment of interest under Section 16.5.

16.5 INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Landlord that is not paid within seven (7) days of the date when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law (the “Interest Rate”). Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

17. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of rent. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obligated to, after five (5) business days’ prior written notice to Tenant, make any such payment or perform any such act on Tenant’s behalf without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Tenant shall pay to Landlord, within ten (10) business days after delivery by Landlord to Tenant of statements therefore, an amount equal to the expenditures reasonably made by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of this Section.

18. INDEMNITY. Except to the extent resulting from the negligence or willful misconduct of Landlord or any of Landlord’s agents, employees or contractors and subject to the provisions of Section 9.4 of this Lease, Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, partners, agents, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the “Indemnified Parties”) from and against any and all liability, loss, cost, damage, claims, liens, judgments, penalties, fines, settlement costs, investigation costs, cost of consultants and experts, reasonable attorneys fees, court costs and other legal expenses, effects of environmental contamination, cost of environmental testing, removal, remediation and/or abatement of Hazardous Materials (as said term are defined below), insurance policy deductibles and other expenses (hereinafter collectively referred to as “Damages”) arising out of or related to an Indemnified Matter (as defined below). For purposes of this Section, an “Indemnified Matter” shall mean any matter for which one or more of the Indemnified Parties incurs liability or Damages if the liability or Damages arise directly out of (a) Tenant’s or its employees’, agents’, contractors’ or invitees’ (all of said persons or entities are hereinafter collectively referred to as “Tenant Parties”) use or occupancy of the Premises or the Project, (b) any act, omission or neglect of a Tenant Party, (c) Tenant’s failure to perform any of its obligations under the Lease, (d) the existence, use or disposal of any Hazardous Substance (as defined below) brought on to the Project by a Tenant Party or (e) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. Tenant’s obligations hereunder shall include, but shall not be limited to (f) compensating the Indemnified Parties for Damages arising out of Indemnified Matters within thirty (30) days after written demand from an Indemnified Party and (g) providing a defense, with counsel reasonably satisfactory to the Indemnified Party, at Tenant’s sole expense, within ten (10) days after written demand from the Indemnified Party, of any claims, action or proceeding arising out of or relating to an Indemnified Matter whether or not litigated or reduced to judgment and whether or not well founded. The Indemnified Parties need not first pay any Damages to be indemnified hereunder. This indemnity is intended to apply to the fullest extent permitted by applicable law. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.

Landlord agrees to indemnify, defend and save harmless the Tenant from and against all claims of whatever nature arising from (i) any negligence or willful misconduct of the Landlord or the Landlord’s contractors, agents or employees or (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring outside of the Premises but within the Project, where such accident, damage or injury results or is claimed to have resulted from an act or omission on the part of the Landlord or the Landlord’s contractors, agents, or employees and not from the negligence or willful misconduct of Tenant, its contractors, agents or employees. This indemnity and hold harmless agreement shall include indemnity against all reasonable costs, expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof and shall survive the expiration or earlier termination of this Lease.

19. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damages arising from any act or neglect of any employees, agents, contractors or invitees of any other tenant, occupant or user of the Project, nor from the failure of Landlord to enforce the provisions of the lease of any other tenant of the Project. Except as set forth in Sections 18, 20 and 25.2 herein, Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant’s property or business or injury to persons in, upon or about the Project arising from any cause, including Landlord’s negligence or the negligence of its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.

20. LANDLORD’S LIABILITY. Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Project and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease, provided the assignor assumes all of Landlord’s obligations under this Lease; and Tenant hereby agrees to look solely to Landlord’s transferee for the performance of Landlord’s obligations hereunder after the date of the transfer. Tenant agrees to look solely to Landlord’s equity interest in the Project for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord’s failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its partners, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No partner, employee or agent of Landlord shall be personally liable for the performance of Landlord’s obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and the obligations of Landlord hereunder. The obligations under this Lease do not constitute personal obligations of the individual partners of Landlord, if any, and Tenant shall not seek recourse against the individual partners of Landlord or their assets.

21. SIGNS. Tenant shall not install any exterior lights, decorations, balloons, flags, pennants, banners or signs on the exterior of the Building without Landlord’s consent which consent shall not be unreasonably withheld. Any exterior signs approved by Landlord shall be installed by Tenant at Tenant’s sole cost. Tenant shall obtain all necessary municipal approvals for its signs. All signs installed by Tenant shall be removed at the expiration of the term of this lease.

22. BROKER’S FEE. Tenant and Landlord each represent and warrant to the other that neither has had any dealings or entered into any agreements with any person, entity, broker or finder, in connection with the negotiation of this Lease, other than the persons, if any, listed in Section 1.17. Tenant and Landlord each agree to indemnify, defend and hold the other harmless from and against any claims, damages, costs, expenses, attorneys’ fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings, actions or agreements of the indemnifying party.

23. ESTOPPEL CERTIFICATE.

23.1 DELIVERY OF CERTIFICATE. Tenant and Landlord shall from time to time, upon not less than ten (10) days’ prior written notice from the other, execute, acknowledge and deliver a statement in writing certifying in the case of Landlord to a potential purchaser or any current or potential lender, and in the case of Tenant to an assignee or sublessee, such information as may be reasonably requested, including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) the date to which the Base Rent and other charges are paid in advance and the amounts so payable, (c) that there are not, to the best knowledge of the certifying party, any uncured defaults or unfulfilled obligations on the part of the other, or specifying such defaults or unfulfilled obligations, if any are claimed, (d) that all improvements to be constructed by Landlord or Tenant, if any, have been completed in accordance with the requirements of the Lease, and (e) that Tenant has taken possession of the Premises. Any such statement may be conclusively relied upon by the addressee.

24. FINANCIAL INFORMATION. From time to time, at Landlord’s request, but not more frequently than once per year, Tenant shall cause the following financial information to be delivered to Landlord, at Tenant’s sole cost and expense, upon not less than ten (10) days’ advance written notice from Landlord a current financial statement for Tenant (audited if available), and such other current financial information pertaining to Tenant (and which Tenant then has available) as Landlord or any lender or purchaser of Landlord may reasonably request. Submission of financial statements to Landlord and any lender or purchaser may be subject to a confidentiality agreement in the form of Exhibit F.

25. ENVIRONMENTAL MATTERS/HAZARDOUS MATERIALS.

25.1 HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate (the “Initial HazMat Certificate”), a copy of which is attached hereto as Exhibit D. Tenant covenants, represents and warrants to Landlord that the information in the

Initial HazMat Certificate is true and correct as of the date hereof and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord an executed Hazardous Materials Disclosure Certificate (the “HazMat Certificate”) describing Tenant’s then-present use of Hazardous Materials on the Premises, and any other reasonably necessary documents and information as requested by Landlord. The HazMat Certificates required hereunder shall be in substantially the form attached hereto as Exhibit D.

25.2 DEFINITION OF HAZARDOUS MATERIALS. As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws (defined below); (b) petroleum, petroleum by-products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law; or (h) any materials which poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other portion of the Project or any surrounding property. For purposes of this Lease, the term “Hazardous Materials” shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not actionable under any Environmental Laws. Landlord represents and warrants to Tenant, to the best of Landlord’s knowledge, as of the date hereof: (i) the Premises, the Building, the Common Areas and the Project are in compliance with all applicable Environmental Laws; (ii) Landlord has not received notice of any enforcement action pending or threatened in writing with respect to Landlord or the Project under applicable Environmental Laws; and (iii) there is no reportable release of any Hazardous Materials under applicable Environmental Laws.

If, during the term of this Lease, any governmental authority requires the remediation of Hazardous Materials from the Premises, Building or Common Areas due to the acts of any party other than Tenant, its assignees, subtenants, contractors, vendors, licensees or any employee or agent of any of them, and such remediation poses a safety threat to Tenant’s contractors, employees or customers or requires Tenant to cease construction or operations in all or any portion of the Premises, as the case may be, Tenant, shall provide notice to Landlord thereof, and if the condition is not remedied within thirty (30) days following notice to Landlord, Tenant shall be entitled to an equitable abatement of Rent from the date Tenant ceases such operation in all or the affected portion of the Premises until the date such safety threat is no longer present, and Landlord shall, at Landlord’s sole cost and expense, remediate such Hazardous Materials in compliance with all applicable Environmental Laws.

Landlord agrees to indemnify, defend and hold Tenant harmless from any claims, judgments, damages, fines, penalties, costs, liabilities and/or losses, including, without limitation, reasonable attorney’s fees, reasonable consultants fees and reasonable expert fees arising directly from a breach of Landlord’s representations contained in Section 25.2, the

Landlord’s Work, or the presence, use, generation, storage, release, or disposal of Hazardous Materials by Landlord, its employees, agents or contractors, on or under the Project, including the Premises. Landlord’s indemnity obligations under this paragraph shall survive the expiration or earlier termination of this Lease.

25.3 PROHIBITION; ENVIRONMENTAL LAWS. Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises and the Project without, in each instance, obtaining Landlord’s prior written consent thereto, except that Tenant may use the Hazardous Materials identified on the initial HazMat Certificate provided Tenant uses, stores and disposes of such Hazardous Materials in compliance with all applicable Environmental Laws. If Landlord, in its sole discretion, consents to any such usage or storage, then Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant s business and to the extent disclosed in a HazMat Certificate and as expressly approved by Landlord in writing. Any such usage and storage may only be to the extent of the quantities of Hazardous Materials as specified in the then-applicable HazMat Certificate as expressly approved by Landlord. In all events such usage and storage must at all times be in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts’ decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the “Environmental Laws”) and in compliance with the recommendations of Landlord’s consultants Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent HazMat Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole discretion. Landlord shall have the right, in Landlord s sole discretion, at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 25 or to determine if Hazardous Materials are present in, on or about the Project, (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises by Tenant, and (iv) to require Tenant to complete a survey of its use, storage and handling of Hazardous Materials in the Premises, using a form and following procedures designated by Landlord, in Landlord’s sole discretion (the “Survey”). Such Survey may not be requested more than once per year unless required by Landlord’s lender or insurer. If it is finally determined that Tenant violated the provisions of this Section 25, Tenant shall reimburse Landlord for the cost of all such inspections, tests and investigations, and all costs associated with any Survey. If as a result of an inspection, test or Survey Landlord reasonably determines, that Tenant should implement or perform safety, security or compliance measures, Tenant shall within thirty (30) days after written request by Landlord perform such measures, at Tenant’s sole cost and expense; provided, however, if Tenant disputes the needs for any such safety, security or compliance measures, Landlord and Tenant shall cooperate in good faith to resolve such dispute. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant Parties with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation relating thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

25.4 TENANT’S ENVIRONMENTAL OBLIGATIONS. Tenant shall give to Landlord prompt verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas during the Term; provided that Tenant has actual or constructive knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or, where Tenant has an obligation under this Lease to act, omissions of Tenant or any Tenant Parties such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the release of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation by Tenant shall only be performed after Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Project. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all investigations and closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof with respect to any use or release of Hazardous Materials by Tenant or any Tenant Parties. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same, and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, cleanup, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and other portions of the Project after the satisfactory completion of such work.

Tenant’s obligations under this Section 25 shall not apply to and Tenant shall have no liability to Landlord with respect to (i) requirements of Environmental Laws or any Hazardous Materials resulting from the Landlord’s Work or any Hazardous Materials present at the Project as of the date of this Lease, or (ii) Hazardous Materials which are in the Building or on the Project because of the action or inaction of Landlord, its agents, employees, contractors or any tenant or occupant at the Project, or any of their respective employees, agents, contractors or invitees, or (iii) any Hazardous Materials which migrate or migrated to the Premises, the Building or the Project from another property.

25.5 ENVIRONMENTAL INDEMNITY. In addition to Tenant’s other indemnity obligations under this Lease, Tenant agrees to, and shall, protect, indemnify, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all loss, cost, damage, liability or expense (including, without limitation, damages for the loss of or restriction on the use of leasable space) arising at any time during or after the term of this Lease directly in connection with the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Project by Tenant or any of the Tenant Parties. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Project nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 25.5 due to Landlord’s status as either an “owner” or “operator” under any Environmental Laws.

25.6 SURVIVAL. Tenant’s obligations and liabilities pursuant to the provisions of this Section 25 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation all Environmental Laws, because of the action or, where Tenant has an obligation under this Lease to act, omission of Tenant, its agents, employees, contractors, at the expiration or earlier termination of this Lease, then Landlord may require Tenant to hold over possession of the Premises until Tenant shall have fulfilled its obligations under this Lease with respect to the remediation of Hazardous Materials, Landlord in the condition in which the Premises existed as of the Commencement Date and prior, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. [??] The burden of proof hereunder shall be upon Tenant. Any such holdover by Tenant will be with Landlord’s consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Section 30 of this Lease.

26. SUBORDINATION.

26.1 EFFECT OF SUBORDINATION. This Lease, upon Landlord’s written election, and subject to Tenant’s receipt of an SNDA as required under this Section 26, shall be subject and subordinate to any ground lease, mortgage, deed of trust or any other hypothecation or security now or hereafter placed upon the Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. At the request of any mortgagee, trustee or ground lessor, Tenant shall attorn to such person or entity, and subject to Tenant’s receipt of an SNDA as required under this Section 26. Notwithstanding the foregoing, the subordination of this Lease to any mortgage or ground lease executed after the date of this Lease is expressly conditioned upon the holder thereof executing and delivering to Tenant a Subordination, Non-Disturbance and Attornment Agreement (an “SNDA”) in form reasonably satisfactory to both Tenant and such Holder. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof Subject to the provisions of this Section 26.1, Tenant agrees to execute and acknowledge within ten (10) days after request, any documents Landlord reasonably requests Tenant execute to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Landlord agrees to obtain and SNDA from the existing mortgagee in favor of Tenant, on or shortly after the execution and delivery of this Lease.

27. OPTIONS. If this Lease is still in full force and effect, then, Tenant shall have the option to extend the term hereof, for a period of five (5) years (“First Option Period”); provided: (i) Tenant shall give written notice to Landlord of the exercise of any such option not later than one (1) year prior to the Initial Term Expiration Date, or if applicable, one year prior to the date of expiration of the OSA Extension Period, time being of the essence; and (ii) Tenant shall not be in default hereunder beyond any notice and applicable cure period.

If said option is duly exercised, as aforesaid, and no such uncured default exists, then, the term of this Lease shall be automatically extended for the applicable First Option Period, without the requirement of any further instrument, upon all of the same terms, provisions and conditions set forth in this Lease, except that minimum rent during the option period shall be due and payable at the greater of (i) the Rent then in effect under this Lease, and (ii) 95% of the Fair Market Rate (as defined in Exhibit E) per annum (the “Option Rent”), payable at the rate of 1/12th of such amount per calendar month and proportionately at such rate for any partial month.

If, at the end of the First Option Period described above, Tenant is not in default under any of the terms of this Lease, Tenant shall have the option to extend the Term of this Lease for an additional five (5) year period (“Second Option Period”). If the Tenant desires to exercise this Second Option Period, then it must notify the Landlord, in writing, of its election not later than one (1) year prior to the expiration of the First Option Period. If Tenant elects to provide such written notice, then this Lease, shall continue upon all the same terms, covenants and conditions as the original Term, without the requirement of any further instrument, except as to Basic Rent for the Second Option Period, which shall be determined as follows:

Minimum rent during the Second Option Period shall be due and payable at the greater of (i) the Option Rent then in effect under this Lease, and (ii) 95% of the Fair Market Rate (as defined in Exhibit E) per annum, payable at the rate of 1/12th of such amount per calendar month and proportionately at such rate for any partial month.

28. LANDLORD RESERVATIONS. Landlord shall have the right place signs, notices or displays upon the roof or exterior of the Building or Common Areas of the Project. Landlord reserves the right to use the exterior walls of the Premises, and the area beneath, adjacent to and above the Premises together with the right to install, use, maintain and replace equipment, machinery, pipes, conduits and wiring through the Premises, which serve other parts of the Project provided that Landlord’s use does not unreasonably interfere with Tenant’s use of the Premises.

29. CHANGES TO PROJECT. Landlord shall have the right, in Landlord’s sole discretion, from time to time, to make changes to the size, shape, location, number and extent of the improvements comprising the Project, including Common Areas (hereinafter referred to as “Changes”), provided Landlord shall not make changes to the Premises, the Outdoor Storage Area, if Tenant has leased same, or the Parking Area without Tenant’s prior written consent, which consent shall be in Tenant’s reasonable discretion. In connection with the Changes, Landlord may, among other things, erect scaffolding or other necessary structures at the Project, limit or eliminate access to portions of the Project, including portions of the Common Areas, provided Tenant continues to have reasonable and safe means of access to the Premises and the New Dock. Subject to the foregoing provisions of this Section 29, Tenant hereby agrees that such Changes and Landlord’s actions in connection with such Changes shall in no way constitute a constructive eviction of Tenant or entitle Tenant to any abatement of rent. Subject to the foregoing provisions of this Section 29, Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Changes, nor shall Tenant be entitled to any compensation or damages from Landlord for any inconvenience or annoyance occasioned by such Changes or Landlord’s actions in connection with such Changes.

30. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the term hereof with Landlord’s consent, such occupancy shall be a tenancy at sufferance upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable during the first thirty (30) days of such period shall be one hundred fifty percent (150%), and thereafter shall be two hundred percent (200%), in either case, of the Base Rent payable immediately preceding the termination date of this Lease. In addition to the foregoing, if Landlord has advised Tenant in writing that all or any part of the Premises is committed to a new tenant, Tenant shall be liable for, and hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys’ fees) Landlord may incur as a result of Tenant’s failure to surrender possession of the Premises to Landlord upon the termination of this Lease, including all direct or indirect damages, but excluding any punitive or consequential damages.

31. LANDLORD’S ACCESS.

31.1 ACCESS. Upon at least one (1) day’s prior notice, except in the case of an emergency when no prior notice shall be required, Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times to examine the Premises, make such repairs and replacements as Landlord may elect or as Landlord may be required to make, without however, any obligation to do so, and to show the Premises to prospective purchasers, and lenders, and, during the last year of the term, to show the Premises to prospective tenants; provided, however, that except in the case of an emergency, such access shall only be performed when escorted by a representative of Tenant. Landlord acknowledges that Tenant intends to use the Premises for the manufacture of products that are confidential and proprietary in nature and, therefore, Landlord covenants that Landlord and its representative (and anyone claiming by, through or under

Landlord) shall execute a confidentiality and non-disclosure agreement reasonably required by Tenant prior to entry into the Premises.

31.2 KEYS. Landlord shall have the right to retain keys to the locks on the entry doors to the Premises and all interior doors at the Premises.

32. SECURITY MEASURES. Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Project in addition to what Landlord already provides, and Landlord shall have no liability to Tenant due to its failure to provide such additional services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant’s agents, employees, contractors and invitees from acts of third parties. If Landlord elects to provide additional security measures, Landlord shall have no liability to Tenant and its agents, employees, contractors and invitees arising out of Landlord’s negligent provision of security measures. Landlord shall have the right, but not the obligation, to require all persons entering or leaving the Project to identify themselves to a security guard and to reasonably establish that such person should be permitted access to the Project.

33. INTENTIONALLY OMITTED.

34. INTENTIONALLY OMITTED.

35. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

36. TIME OF ESSENCE. Time is of the essence with respect to each of the obligations to be performed by Tenant and Landlord under this Lease.

37. INTENTIONALLY OMITTED.

38. INCORPORATION OF PRIOR AGREEMENTS. This Lease and the attachments listed in Section 1.18 contain all agreements of the parties with respect to the lease of the Premises and any other matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective.

39. AMENDMENTS. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

40. NOTICES. Subject to the further provisions of this Article 40, whenever it is provided herein that any notice, demand, request, consent, approval or other communication shall or may be given to either of the parties by the other, it shall be in writing and, any law or statute to the contrary notwithstanding, shall not be effective for any purpose unless same shall be given or served by registered or certified mail, postage prepaid, return receipt requested, or by a recognized national overnight mail carrier such as UPS, Federal Express, or the United States Postal Service providing evidence of delivery, addressed as provided in Section 1.19, or at such other address as either party may from time to time designate by notice to the other as herein provided. Any notice hereunder shall be deemed to have been given or served on the date on which such notice is delivered to the party intended; delivered to the then designated address of the party intended; rejected at the then designated address of the party intended; or upon inability to deliver because of changed address of which no notice was given. Notices may be given by a party’s attorney or other representative

41. WAIVERS. No waiver by Landlord or Tenant of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Landlord or Tenant of the same or any other provision. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No acceptance by Landlord of partial payment of any sum due from Tenant shall be deemed a waiver by Landlord of its right to receive the full amount due, nor shall any endorsement or statement on any check or accompanying letter from Tenant be deemed an accord and satisfaction. Tenant hereby waives for Tenant and all those claiming under Tenant all rights now or hereafter existing to redeem by order or judgment of any court or by legal process or writ Tenant’s right of occupancy of the Premises after any termination of this Lease.

42. COVENANTS. This Lease shall be construed as though Landlord’s covenants contained herein are independent and not dependent and Tenant hereby waives the benefit of any statute to the contrary. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions.

43. BINDING EFFECT; CHOICE OF LAW. Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their heirs, personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Project is located, and any litigation concerning this Lease between the parties hereto shall be initiated in the county in which the Project is located.

44. ATTORNEYS’ FEES. If Landlord or Tenant brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, as determined by the final non- appealable judgment of a court of competent jurisdiction, shall be entitled to its reasonable attorneys’ fees and court costs to be paid by the losing party as fixed by the court in the same or separate suit, and whether or not such action is pursued to decision or judgment. Landlord and Tenant agree that attorneys’ fees incurred with respect to defaults and bankruptcy are actual pecuniary losses within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code or any successor statute.

45. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction or going-out-of-business sale upon the Premises, the Outdoor Storage Area, the Parking Area, or the Common Areas.

46. MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not result in the merger of Landlord’s and Tenant’s estates and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies.

47. QUIET POSSESSION. Subject to the other terms and conditions of this Lease, and provided Tenant is not in default hereunder beyond applicable notice and cure periods, Landlord covenants that Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

48. INTENTIONALLY OMITTED

49. MULTIPLE PARTIES. If more than one person or entity is named as Tenant herein, the obligations of Tenant shall be the joint and several responsibility of all persons or entities named herein as Tenant. Service of a notice in accordance with Section 40 on one Tenant shall be deemed service of notice on all Tenants.

50. INTERPRETATION. This Lease shall be interpreted as if it was prepared by both parties, and ambiguities shall not be resolved in favor of Tenant because all or a portion of this Lease was prepared by Landlord. The captions contained in this Lease are for convenience only and shall not be deemed to limit or alter the meaning of this Lease. As used in this Lease, the words tenant and landlord include the plural as well as the singular. Words used in the neuter gender include the masculine and feminine gender.

51. PROHIBITION AGAINST RECORDING. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

52. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

53. SECURITY INTEREST. Landlord hereby waives any statutory or other form of landlord lien in any of the Tenant’s furnishings, fixtures, equipment, proceeds or other personal property or fixtures. From time to time upon Tenant’s reasonable written request, Landlord agrees to furnish Tenant or any vendor or other supplier under any conditional sale, chattel mortgage or other security arrangement, any consignor, any holder of reserved title or any holder of a security interest, with a waiver of Landlord’s lien upon Tenant’s trade fixtures, furnishings, signs, equipment, machinery, inventory and personal property in or on the Premises.

54. RULES AND REGULATIONS. Tenant agrees to abide by and conform to the rules and regulations set forth on Exhibit C and all other reasonable rules and regulations as Landlord may from time to time adopt, provided that at least thirty (30) days’ prior written notice thereof is given to Tenant and such rules are not adverse to Tenant’s rights under this Lease, and to cause its employees, suppliers, customers and invitees to so abide and conform. Landlord shall not be responsible to Tenant for the failure of other persons, including, but not limited to, other tenants, their agents, employees and invitees, to comply with such rules and regulations.

55. RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in its sole discretion shall determine, and Tenant is not relying on any representation that any specific tenant or number of tenants will occupy the Project.

56. WAIVER OF JURY TRIAL. LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LANDLORD AGAINST TENANT OR TENANT AGAINST LANDLORD ON ANY MATTER WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT.

LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES. TENANT AND LANDLORD EACH ACKNOWLEDGES THAT IT HAS BEEN GIVEN THE OPPORTUNITY TO HAVE THIS LEASE REVIEWED BY ITS RESPECTIVE LEGAL COUNSEL PRIOR TO ITS EXECUTION. PREPARATION OF THIS LEASE BY LANDLORD OR LANDLORD’S AGENT AND SUBMISSION OF SAME TO TENANT SHALL NOT BE DEEMED AN OFFER BY LANDLORD TO LEASE THE PREMISES TO TENANT OR THE GRANT OF AN OPTION TO TENANT TO LEASE THE PREMISES. THIS LEASE SHALL BECOME BINDING UPON LANDLORD ONLY WHEN FULLY EXECUTED BY BOTH PARTIES AND WHEN LANDLORD HAS DELIVERED A FULLY EXECUTED ORIGINAL OF THIS LEASE TO TENANT.

57. Force Majeure. Neither Landlord nor Tenant shall be liable for failure to perform any obligation under this Lease, except for the payment of money, in the event it is prevented from so performing by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority or failure to supply or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services or because of war or other emergency or for any other cause beyond its reasonable control, but financial inability shall never be deemed to be a cause beyond a party’s reasonable control, and in no event shall either party be excused or delayed in the payment of any money due under this Lease by reason of any of the foregoing.

58. New Building Option. The parties have discussed the possibility that Landlord may construct a new building in the Project for Tenant of the approximate dimensions of the Building in the location shown on Exhibit A as the “New Building Location” and with similar appurtenances (a “New Building”). Landlord agrees that it will not enter into negotiations with any other party for the construction or occupancy of a New Building without first giving Tenant an opportunity to negotiate with Landlord for Tenant’s use of a New Building. Nothing in this Lease is intended to bind either Landlord or Tenant with respect to a New Building, and the parties expressly acknowledge that a New Building will be constructed for Tenant, if at all, only on terms and conditions as may be mutually agreed upon by Landlord and Tenant.

WITNESS the execution hereof in any number of counterpart copies, each of which shall be deemed an original for all purposes as of the day and year first above-written.

LANDLORD:

BORDEN & REMINGTON FALL RIVER LLC, a Delaware limited liability company

	By:	/s/ Robert F. Bogan
Its:

TENANT:

ATTEST:	TPI, INC., a Delaware Corporation

	By:	/s/ Ed da Silva

		Print name:	ED DA SILVA

Its:
Vice President, General Manager Hereto duly authorized

EXHIBIT A

SITE PLAN

[see attached]

A-1

EXHIBIT F

Form of Confidentiality Agreement

MUTUAL NON-DISCLOSURE AGREEMENT

This Mutual Non-Disclosure Agreement is made and entered into by execution of this document or a duplicate hereof effective this 6/28/2010, by and between, TPI, Inc. a company established under the laws of Delaware and having its registered offices at 8501 N. Scottsdale Rd., Suite 280, Scottsdale, Arizona 85253, as well as all of its subsidiaries, affiliates divisions and units of such corporation, entities or businesses related in any way to TPI, Inc., including, but not limited to joint ventures (hereinafter referred to as “TPI”) and BR/FR LLC, having its registered offices at 63 WATER ST. (hereinafter referred to as “    ”). The term “Party” or “Parties” as used herein refers to one or both of the foregoing entities, depending on context.

WHEREAS, TPI has entered into that certain lease dated 6/28/2010 with Borden & Remington Fall River LLC (the “Lease”);

WHEREAS, TPI is willing to provide BR/FR, LLC certain of the Company’s confidential Financial Data, as defined below; and

WHEREAS, the Parties desire to define and set out the terms and conditions which prevent each of the Parties from any unlawful or unauthorized disclosure of confidential Financial Data as stipulated hereinbelow.

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the Parties agree as follows:

“Financial Data,” as used herein shall inlude, but is not limited to, any balance sheets, income statements, consolidated financial statements, statements of retained earnings and/or expenses, marketing, customer and product development plans, forecasts, strategies and other financial information of the Disclosing Party previously, presently, or subsequently disclosed.

Such Financial Data shall not include information which (1) is in or (other than by an act attributable to the Receiving Party) passes into the public domain; (2) was in the possession of the Receiving Party prior to disclosure thereof by or on behalf of the Disclosing Party; (3) is disclosed to the Receiving Party by a third party who lawfully possesses such information and who is duly authorized or otherwise entitled to disclose such information; (4) is disclosed pursuant to the order or requirement of a government body, court or administration agency; or (5) is independently developed by an employee of the Receiving Party who has not had access to the information disclosed hereunder.

1. Financial Data shall be held in strict confidence by Receiving Party and shall not be used by Receiving Party except in connection with the purposes described in the Lease or in the case where disclosure of the same is required under applicable law or by a governmental order, rule or regulation or by the regulations of any relevant stock exchange or other governmental authority

(provided that the Receiving party shall give written notice of such required disclosure to the other party prior to the disclosure).

Such consent to disclose Financial Data to employees, attorneys or accountants of Receiving Party or its affiliated company (“affiliated Receiving Party”) with a legitimate “need to know” and only for the purposes described in this Agreement is herewith given, but further consent shall be required for disclosure to others or authorization of use by others. For purposes of this Confidentiality Agreement, an “affiliated Receiving Party” means and includes a parent, if any, of Receiving Party and all present and future companies in which Receiving Party, or its parent, individually or collectively, directly or indirectly, through one or more intermediaries, owns or controls fifty percent (50%) or more of the outstanding stock having the right to vote for or appoint directors thereof. Prior to any use or disclosure of Proprietary Information by or to another, Receiving Party shall ensure that the recipient has entered into an agreement limiting the recipient’s disclosure and use of Proprietary Information consistent with this Agreement.

2. Within ninety (90) days following receipt of the Financial Data, the Receiving Party will turn over to the Disclosing Party all Financial Data of the Disclosing Party and all documents or media containing any such Financial Data and any and all copies or extracts thereof or upon request of the Disclosing Party, the Receiving Party shall certify in writing that all materials containing Financial Data (including all copies thereof) have been destroyed. The Receiving Party understands that nothing herein (a) requires the disclosure of any Financial Data of the Disclosing Party, which shall be disclosed if at all solely at the option of the Disclosing Party, or (b) requires the Disclosing Party to proceed with any proposed transaction or relationship in connection with which Proprietary Information may be disclosed.

3. No rights or obligations other than those expressed and recited herein are to be implied from this Agreement.

4. The Parties acknowledge and agree that due to the unique nature of the Disclosing Party’s Proprietary Information, money damages will not be a sufficient remedy for a breach of this Agreement. Because a violation of any of the provisions of this Agreement will likely cause irreparable loss and harm which cannot be reasonably or adequately compensated by damages in an action at law, the Disclosing Party will be entitled to specific performance and injunctive relief or other appropriate equitable relief as remedies for any such breach. Such remedies will not be deemed to be the exclusive remedies for a breach of this Agreement but will be in addition to all other remedies available at law or in equity to the Disclosing Party.

5. This Agreement shall be governed and construed in accordance with the laws of Delaware, without regard to conflicts of law principles. Any dispute, controversy and/or difference which may arise between the Parties out of or in relation to or in connection with this Agreement, or the breach thereof, which cannot be settled by amicable mutual accord without undue delay, shall be filed in the courts of Delaware.

6. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes and cancels all prior communications, understandings and agreements between the Parties hereto relating to the Proprietary Information, whether written or oral, expressed or implied. The Parties agree that this Agreement is severable and that in the event any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions will not be affected or impaired.

IN WITNESS WHEREOF, the parties have respectively caused duplicates of this document to be executed on their behalf by their proper officers and employees thereunto duly authorized.

[TPI, Inc.]		[Insert Company]

By:	/s/ Ed da Silva	By:	/s/ Robert F. Bogan
	(Signature)		(Signature)

Name:	ED DA SILVA	Name:	ROBERT BOGAN
	(Print)		(Print)

Title:	Vice President/General Manager	Title:	MANAGER

FERRY STREET
TILLOTSON AVENUE
FERRY STREET
CLUB POND
LOADING DOCK
GUARD SHACK
MOUNT HOPE
15
23
11A
40
77X77
40A
19
8
4
9
3
10
12
5
5A
5B
5C
158X139
158X120
158X138
Current Docks
Out Door Storage Area
Dock Area Accessible to TPI

EXHIBIT B

Description of Landlord’s Work and Tenant’s Work

(See Attached)

B-1

Exhibit B Description of Landlord’s Work and Tenant’s Work

Landlord’s work

The Landlord agrees to provide all permitting, engineering, equipment, supplies and labor to perform the below listed work. The schedule provided here is for planning purposes only and does not necessarily obligate the Landlord to complete the work by the date indicated. The landlord understands that time is of the essance. The schedule is dependent on a start date of June 14, 2010. The schedule is extended accordingly as the start date is prolonged. No work will be performed by the Landlord without a signed Lease Agreement in place.

2010
Building #2: Phase 1	June	July	Augu	Septem	October	Nove	Dece	Janua	SEP	OCT	NOV	DEC
1) Remove all abandoned process equipment and utilities to accommodate tenant build out.
2) Provide and install one central electrical service location inclusive of all necessary equipment to facilitate service of 400 amp/480 v
3) Provide and install light fixtures and bulbs to effect illumination of 50 footcandles.
4) Provide and install water, electric and natural gas supplies to Bld 2 to accommodate discrete utility metering and billing
5) Remove and fill designated floor drains and tranches and fill with concrete.
6) All trenches, holes, ruts and other floor surface irregularities are filled with concrete and finished to match existing floor.
7) Provide comfort heat with the provision of multiple gas fired, hot air furnaces (floor units) capable of maintaining interior at 75° F
8) Provide natural gas piping to accommodate possible future hot air furnace installation.
9) Remove light passage in roof area and insulate Building to accomplish item #7
10) Render existing roof and all appurtenants water tight.
11) Existing offices are thoroughly cleaned and painted
12) Remove existing storage tanks.
13) Extend and widen ramp to accommodate extended trailer egress into the building and remove fire hydrant

Tenant’s Work

Tenant is responsible for and shall provide all permitting, engineering, equipment, supplies and labor to facilitate all process related installations and activities including all;

1) Utility related conduits, wiring, piping and equipment down stream of that supplied by the Landlord.

2) Environmental, health and safety permits inclusive of “Permit by Rule” applicabilities and local sewer permits.

3) Crane and hoisting equipment.

4) Comfort cooling

5) Remove two to three center columns and install spam beam

*	In addition to the work described above, Landlord and Tenant shall agree upon a defined scope of work, alterations and Improvements for the Outdoor Storage Area Option set forth In Section 2.2 of the Lease upon receipt of Tenant’s OSA Notice as described therein, which shall Included but not be limited to the following: 1) Razing the Outdoor Storage Area (3 buildings, smoke stack, storage tanks and seawall); 2) Redeveloping the site to allow Tenant to store and ship large scale wind turbine blades up to 200’ feet in length; 3) Constructing a new dock to a level of comparable quality and functionality of the existing docks that provide access to Mount Hope Bay; 4) Installation of separate gas and electric meters; and 5) such other work as Landlord and Tenant may mutually agree upon.

Landlord and Tenant shall also agree upon a defined scope of work, alterations and Improvements for the New Building Option set forth In Section 57 of the Lease, should Tenant elect to pursue this Option.

EXHIBIT C

RULES AND REGULATIONS

GENERAL RULES

Tenant shall faithfully observe and comply with the following Rules and Regulations:

1. Tenant shall not alter any locks or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant.

2. Access to the Project may be refused unless the person seeking access has proper identification or has a previously received authorization for access to the Project. Landlord and its agents shall in no case be liable for damages for any error with regarding to the admission to or exclusion from the Project of any person. In case of invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

3. No cooking shall be done or permitted on the Premises, nor shall the Premises be used for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors of Tenant, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations; and provided further that such cooking does not result in odors escaping from the Premises.

4. No boring or cutting for wires shall be allowed without the consent of Landlord. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with broadcasting or reception from or in the Project or elsewhere.

5. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

6. Tenant shall store all its trash and garbage within the interior of the Premises or in other locations approved by Landlord, in Landlord’s sole discretion. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Project without violation of any law or ordinance governing such disposal.

C-1

7. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

PARKING RULES

1. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than in the Parking Area. Users of the Parking Area will obey all posted signs and park only in the areas designated for vehicle parking. Tenant and its customers, employees, shippers and invitees shall comply with all rules and regulations adopted by Landlord from time to time relating to truck parking and/or truck loading and unloading.

2. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the Parking Area.

3. The maintenance, washing, waxing or cleaning of vehicles in the Parking Area or Common Areas is prohibited.

4. Tenant shall be responsible for seeing that all of its employees, agents, contractors and invitees comply with the applicable parking rules, regulations, laws and agreements.

5. At Landlord’s request, Tenant shall provide Landlord with a list which includes the name of each person using the parking facilities based on Tenant’s parking rights under this Lease and the license plate number of the vehicle being used by that person. Tenant shall provide Landlord with an updated list within five (5) days after any part of the list becomes inaccurate.

Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Project, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Project. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

C-2

EXHIBIT D

Form of HazMat Certificate [UNDER REVIEW BY TENANT]

General Information

Name of Responding Company:	TPI Composites

Mailing Address:	373 Market St. Warren RI 02885

Signature:	/s/ Illegible

Title:	Corporate Illegible Engineer	Phone:	401 247 4096

Date:	12-9-09	Age of Facility:

Length of Occupancy:

Major products manufactured and/or activities conducted on the property:	Composites tooling and products

Type of Business Activity(ies):	Hazardous Materials Activities:
(check all that apply)	(check all that apply)

machine shop	degreasing
light assembly	chemical/etching/milling
research and development	wastewater treatment
product service or repair	✓ painting
photo processing	striping
automotive service and repair	cleaning
✓ manufacturing	printing
warehouse	analytical lab
integrated/printed circuit	plating
chemical/pharmaceutical product	chemical/missing/synthesis
silkscreen
lathe/mill machining
deionizer water product
photo masking
wave solder
metal finishing

HAZARDOUS MATERIALS/WASTE HANDLING AND STORAGE

A. Are hazardous materials handled on any of your shipping and receiving docks in container quantities greater than one gallon?      ✓      Yes                   No

B. If Hazardous materials or waste are stored on the premises, please check off the nature of the storage and type(s) of materials below:

Types of Storage Container		Type of Hazardous Materials and/or Waste Stored
(list above-ground storage only)

✓	1 gallon or 3 liter bottles/cans		acid
✓	5 to 30 gallon carboys		phenol
✓	55 gallon drums		caustic/alkaline cleaner
✓	tanks		cyanide
photo resist stripper
		✓	paint
		✓	flammable solvent
gasoline/diesel fuel
nonflammable/chlorinated solvent
oil/cutting fluid

C.	Do you accumulate hazardous waste onsite? ✓ Yes No

If yes, how is it being handled?

on-site treatment or recovery
discharged to sewer

✓	hauled offsite	If hauled offsite, by whom	Ashland Environmental
incineration

D.	Indicate your hazardous waste storage status with Department of Health Services:

✓	generator
interim status facility
permitted TSDF
none of the above

WASTEWATER TREATMENT/DISCHARGE

A.	Do you discharge industrial wastewater to:

sewer

storm drain
surface water
✓	no industrial discharge

B.	Is your industrial wastewater treated before discharge? Yes No

If yes, what type of treatment is being conducted?

neutralization
metal hydroxide formation
closed-loop treatment
cyanide destruct
HF treatment
other

SUBSURFACE CONTAINMENT OF HAZARDOUS MATERIALS/WASTES

A.	Are buried tanks/sumps being used for any of the following:

hazardous waste storage
chemical storage
gasoline/diesel fuel storage
waste treatment
wastewater neutralization
industrial wastewater treatment
✓	none of the above

B.	If buried tanks are located onsite, indicate their construction:

steel	fiberglass	concrete
inside open vault	double walled

C. Are hazardous materials or untreated industrial wastewater transported via buried piping to tanks, process areas or treatment areas?                Yes      ✓      No

D.	Do you have wet floors in your process areas? Yes ✓ No

If yes, name processes:

E.	Are abandoned underground tanks or sumps located on the property? Yes ✓ No

HAZARDOUS MATERIALS SPILLS

A.	Have hazardous materials ever spilled to:

the sewer
the storm drain
onto the property
✓	no spills have occurred

B.	Have you experienced any leaking underground tanks or sumps? Yes ✓ No

C.	If spills have occurred, were they reported? Yes No

Check which the government agencies that you contacted regarding the spill(s):

Department of Environmental Protection
Department of Health Services
Department of Fish and Game
Environmental Protection Agency
Regional Water Quality Control Board
Fire Department

D.	Have you been contacted by a government agency regarding soil or groundwater contamination on your site?

              Yes      ✓      No

Do you have exploratory wells onsite?                Yes      ✓      No

If yes, indicate the following:

Number of wells:	Approximate depth of wells:
Well diameters:

PLEASE ATTACH ENVIRONMENTAL REGULATORY PERMITS, AGENCY REPORTS THAT APPLY TO YOUR OPERATION AND HAZARDOUS WASTE MANIFESTS.

Check off those enclosed:

Hazardous Materials Inventory Statement, HMIS

Hazardous Materials Management Plan, HMMP
Department of Health Services, Generatory Inspection Report
Underground Tank Registrations
Industrial Wastewater Discharge Permit
Hazardous Waste Manifest

EXHIBIT E

Determination of Fair Market Rent

The “Fair Market Rate” of Base Rent and Outdoor Storage Area Rent, if applicable, shall be a rate substantially comparable to the market rate then being charged by Landlord as minimum rent for other tenants in the Project, and said Fair Market Rate shall be determined as follows: Landlord will notify Tenant of its determination of Fair Market Rate not later than thirty (30) days after receipt of Tenant’s notice of extension. If Tenant agrees with Landlord’s determination, then such Fair Market Rate shall apply for the option period. If Tenant disagrees with Landlord’s determination and notifies Landlord thereof specifying Tenant’s estimate of a Fair Market Rate (and the basis therefor) within thirty (30) days of Tenant’s receipt of notice from Landlord of Landlord’s said determination of the Fair Market Rate, then Landlord and Tenant shall negotiate in good faith to reach agreement for the purposes hereof on a Fair Market Rate. If Landlord and Tenant do not reach agreement on a Fair Market Rate within thirty (30) days after Landlord’s receipt of Tenant’s said notice of disagreement, then Tenant shall have the right to rescind its notice of extension or agree to have the Rent determined by appraisal as follows. If the Rent for the option period is to be determined by appraisal, each of Landlord and Tenant shall promptly designate a commercial real estate broker, agent, or appraiser (each an “Appraiser”) with at least ten (10) years’ experience (the majority of which experience relates to industrial project leasing in the Commonwealth of Massachusetts) to determine said Fair Market Rate. If such Appraisers shall agree on such Fair Market Rate (and for the purposes hereof, if such Appraisers shall determine such Fair Market Rate and the higher such determination is no more than 110% of the lower such determination, then said Appraisers shall be deemed to have agreed upon a Fair Market Rate equal to the average of such determinations), then the agreement of said Appraisers, as aforesaid, shall be deemed to be said Fair Market Rate and shall be binding upon the parties hereto; but if said Appraisers do not agree as aforesaid within thirty (30) days after being instructed so to do and Landlord and Tenant are unable promptly thereafter to agree on such Fair Market Rate, then said Appraisers shall together promptly appoint a third such appraiser (from a firm other than those with which the initial Appraisers are associated) and the determination of the third such Appraiser shall be deemed to be said Fair Market Rate and shall be binding upon the parties hereto (but in no event shall such determination be less than the lower amount or more than the higher amount of the determinations of the initial two Appraisers). Any fees and costs thus incurred shall be paid to the Appraiser designated by the designating party and shared equally by Landlord and by Tenant for any such third Appraiser. As soon as all pertinent facts are known and determinations made, the parties agree to execute and deliver to each other a writing confirming the Fair Market Rate of Rent so determined, as amended by the Amendment. Until the Fair Market Rate has been determined as aforesaid, Tenant shall pay Base Rent at the rate paid during the last year of the initial term of this Lease. As soon as the Fair Market Rate is so determined, any required financial adjustment shall be made and Tenant shall forthwith pay to Landlord the excess, if any, of Rent payable for the applicable period over the Rent previously paid therefor.

D-1

SECOND AMENDMENT TO LEASE BETWEEN BORDEN & REMINGTON FALL RIVER LLC. AND TPI

This Second Amendment to Lease (this “Second Amendment”) is made as of July 1, 2015 by and between BORDEN & REMINGTON FALL RIVER LLC, a Delaware limited liability company (“Landlord”) and TPI, Inc. a Delaware corporation (“Tenant”);

WITNESSETH

WHEREAS Landlord and Tenant are the current parties to that certain Standard Industrial Lease dated July 1, 2010, the “Lease”, pursuant to which Landlord is leasing to Tenant 70,000 square feet of Building #2, the “Premises”, located at 63 Water Street, Fall River, MA;

WHEREAS, Landlord and Tenant wish to amend the Lease as hereinafter set forth for an additional 60 months with no annual increases.

NOW THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

MONTHLY BASE RENT: $402,500 per year (computed on the basis of $5.75 per square foot of the Premises), payable monthly at the rate of $33,541.66 per month.

ASSIGNMENT AND SUBLETTING.

LANDLORD’S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, hypothecate, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant’s interest in this Lease or in the Premises (hereinafter collectively a “Transfer”), without in each instance having received Landlord’s prior written consent. If Tenant requests a Transfer, Landlord shall respond to Tenant’s written request for consent hereunder within thirty (30) days after Landlord’s receipt of the written request from Tenant. Any attempted Transfer without such consent shall be void and shall constitute a material default and breach of this Lease. Tenant’s written request for Landlord’s consent shall include, and Landlord’s fifteen (15) day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements for the proposed assignee or subtenant for the past two (2) years prepared in accordance with generally accepted accounting principles;

1

provided, however, the release of financial statements to Landlord may be subject to a confidentiality agreement in the form of Exhibit F attached hereto, if required by the proposed transferee, (b) a TRW credit report or similar report on the proposed assignee or subtenant, (c) a detailed description of the business the assignee or subtenant intends to operate at the Premises, (d) the proposed effective date of the assignment or sublease, (e) a copy of the proposed sublease or assignment agreement or a draft thereof, (f) a detailed description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, (g) a detailed description of any Alterations the proposed assignee or subtenant desires to make to the Premises, and (h) a Hazardous Materials Disclosure Certificate substantially in the form of Exhibit D attached hereto (the “Transferee HazMat Certificate”). If the obligations of the proposed assignee or subtenant will be guaranteed by any person or entity, Tenant’s written request shall not be considered complete until the information described in (a) and (b) of the previous sentence has been provided with respect to each proposed guarantor.

“Transfer” shall also include the transfer (a) if Tenant is a corporation, and Tenant’s stock is not publicly traded over a recognized securities exchange, of more than fifty percent (50%) of the voting stock of such corporation during the term of this Lease (whether or not in one or more transfers) or the dissolution, merger or liquidation of the corporation, or (b) if Tenant is a partnership, limited liability company, limited liability partnership or other entity, of more than fifty percent (50%) of the profit and loss participation in such partnership or entity during the term of this Lease (whether or not in one or more transfers) or the dissolution or liquidation of the partnership, limited liability company, limited liability partnership or other entity. If Landlord shall deny a request for consent to a proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and claims that may be made against Landlord by the proposed assignee or subtenant, or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

STANDARD FOR APPROVAL. Landlord shall not unreasonably withhold its consent to a Transfer provided that Tenant has complied with each and every requirement, term and condition of this Section 15. Tenant acknowledges and agrees that each requirement, term and condition in this Section 15 is a reasonable requirement, term or condition. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this Section 15 is not complied with or: (a) if a change in use is proposed in connection with a Transfer, the Transfer would cause Landlord to be in violation

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of its obligations under another lease or agreement to which Landlord is a party; (b) if the net worth of the proposed assignee is less than the net worth of Tenant as of the date of this Lease; (c) a proposed assignee’s or subtenant’s business will impose a greater burden on the Project’s parking facilities, Common Areas or utilities or pose a greater environmental risk than the burden imposed by Tenant, in Landlord’s reasonable judgment; (d) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (e) the use of the Premises by the proposed assignee or subtenant will not be a use permitted by this Lease; (f) any guarantor of this Lease refuses to consent to the Transfer or to execute a written agreement reaffirming the guaranty; (g) there is an Event of Default as defined in Section 16 at the time of the request; (h) subject to the provisions of Section 26, if requested by Landlord, the assignee refuses to sign a non-disturbance and attornment agreement in favor of Landlord’s lender; (i) Landlord has sued or been sued by the proposed assignee or subtenant or has otherwise been involved in a legal dispute with the proposed assignee or subtenant; (j) the assignee or subtenant is involved in a business which is not in keeping with the then-current standards of the Project or which is the same type of business then being conducted by Landlord in the Project; (k) or the assignee or subtenant will use, store or handle Hazardous Materials which do not comply with the provisions of Section 25.3.

PERMITTED TRANSFERS. The provisions of this Section 15 shall not, however, be applicable, and Landlord’s consent shall not be required for an assignment of this lease by the Tenant to its wholly owned subsidiary or to its immediate controlling entity (“Parent”) or to any other entity which is under common control with Tenant (for such period of time as such entity remains such a subsidiary, controlling entity or affiliate, respectively, it being agreed that the subsequent sale or transfer of stock resulting in a change in voting control, or any other transaction(s) having the overall effect that such entity ceases to be such a subsidiary, controlling entity or affiliate, respectively, of the Tenant, shall be treated as if such sale or transfer or transaction(s) were, for all purposes, an assignment of this lease governed by the provisions of this Section 15), provided (and it shall be a condition of the validity of any such assignment) that such wholly owned subsidiary, controlling entity or affiliate as applicable, first agree directly with the Landlord to be bound by all of the obligations of the Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this lease, the covenant to use the demised premises only for the purposes specifically permitted under this lease and the covenant against further assignment without Landlord’s consent, but such assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall

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remain fully liable therefor. In addition, no consent of Landlord shall be required in connection with the initial public offering of Tenant’s stock or the registration of Tenant’s stock on any nationally recognized stock exchange.

Notwithstanding the foregoing provisions of this Section 15, in the event that substantially all of the operations of the Tenant, are being transferred to another entity by way of merger, consolidation or sale of substantially all of the stock therein or assets thereof, Landlord’s consent shall not be required to an assignment of this lease to said resulting or acquiring entity or to such merger, consolidation or sale of Tenant’s assets or stock, provided (and it shall be a condition of the validity of any such assignment), without limitation, that: (i) prior to, or concurrently with such assignment, such entity shall agree directly with the Landlord to be bound by all of the obligations of the Tenant provided for under this Lease, including, without limitation, the covenant against further assignment; (ii) such assignment shall not relieve the Tenant herein named of any of its obligations hereunder, and the Tenant shall remain fully liable therefor; and (iii) subject to execution of a confidentiality agreement in the form of Exhibit F attached hereto, the Tenant shall furnish the Landlord with such information regarding such entity as the Landlord may reasonably require, including, without limitation, information regarding good reputation and financial ability.

TRANSFER PREMIUM FROM ASSIGNMENT OR SUBLETTING. Landlord shall be entitled to receive from Tenant (as and when received by Tenant) as an item of additional rent the following amounts (hereinafter the Transfer Premium): (a) all amounts received by Tenant from the subtenant in excess of the amounts payable by Tenant to Landlord hereunder. The Transfer Premium shall be reduced by the reasonable brokerage commissions and legal fees and other concessions given by Tenant to obtain the Transfer such as, without limitation, an improvement allowance, actually paid by Tenant in order to assign the Lease or to sublet a portion of the Premises.

LANDLORD’S EXPENSES. In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any Transfer, then Tenant shall pay Landlord’s reasonable attorneys’ or other consultants’ fees.

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EXECUTED under seal as of the date first set forth above.

LANDLORD:	BORDEN & REMINGTON FALL RIVER LLC

	BY:	/s/ Robert F. Bogan

	Name:	Robert F. Bogan

	Title:	Manager

TENANT:	TPI, INC.

TPI Composites, Inc.,
its sole member’s manager

	BY:	/s/ William E. Siwek

	Name:	WILLIAM E. SIWEK

	Title:	CFO

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